                                                                  CONFORMED COPY

                                CREDIT AGREEMENT

                                   dated as of

                                February 22, 2000

                                      among

                             UCAR INTERNATIONAL INC.
                          UCAR GLOBAL ENTERPRISES INC.
                                UCAR FINANCE INC.

                               The LC Subsidiaries
                                  Party Hereto

                            The Lenders Party Hereto

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                             as Administrative Agent

                           J.P. MORGAN SECURITIES INC.
                           CREDIT SUISSE FIRST BOSTON
                             as Joint-Lead Arrangers

                              CHASE SECURITIES INC.
                           CREDIT SUISSE FIRST BOSTON
                              as Syndication Agents

                                                                [CS&M #7061-536]

                                TABLE OF CONTENTS
                                                                          PAGE

ARTICLE I  DEFINITIONS
 SECTION 1.01.  DEFINED TERMS................................................1
 SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS......................26
 SECTION 1.03.  TERMS GENERALLY.............................................26
 SECTION 1.04.  ACCOUNTING TERMS; GAAP......................................26
 SECTION 1.05.  EXCHANGE RATES..............................................27
ARTICLE II  THE CREDITS
 SECTION 2.01.  COMMITMENTS.................................................27
 SECTION 2.02.  LOANS AND BORROWINGS........................................27
 SECTION 2.03.  REQUESTS FOR BORROWINGS.....................................28
 SECTION 2.04.  REPAYMENT OF BORROWINGS; EVIDENCE OF DEBT...................29
 SECTION 2.05. LETTERS OF CREDIT............................................29
 SECTION 2.06.  FUNDING OF BORROWINGS.......................................33
 SECTION 2.07.  INTEREST ELECTIONS..........................................33
 SECTION 2.08.  TERMINATION AND REDUCTION OF COMMITMENTS....................34
 SECTION 2.09.  AMORTIZATION OF TERM LOANS..................................35
 SECTION 2.10.  PREPAYMENT OF LOANS.........................................37
 SECTION 2.11.  FEES........................................................38
 SECTION 2.12.  INTEREST....................................................39
 SECTION 2.13.  ALTERNATE RATE OF INTEREST..................................40
 SECTION 2.14.  INCREASED COSTS.............................................40
 SECTION 2.15.  BREAK FUNDING PAYMENTS......................................41
 SECTION 2.16.  TAXES.......................................................42
 SECTION 2.17.  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS..43
 SECTION 2.18.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS..............45
 SECTION 2.19.  SWINGLINE LOANS.............................................45
ARTICLE III  INTERCOMPANY LOANS
 SECTION 3.01.  INTERCOMPANY LOANS..........................................46
 SECTION 3.02.  INTERCOMPANY NOTES..........................................46
 SECTION 3.03.  MODIFICATION AND PREPAYMENT OF INTERCOMPANY LOANS...........47
 SECTION 3.04.  DESIGNATION OF INTERCOMPANY BORROWERS.......................48
ARTICLE IV  REPRESENTATIONS AND WARRANTIES
 SECTION 4.01.  ORGANIZATION; POWERS........................................48
 SECTION 4.02.  AUTHORIZATION...............................................48
 SECTION 4.03.  ENFORCEABILITY..............................................49
 SECTION 4.04.  GOVERNMENTAL APPROVALS......................................49
 SECTION 4.05.  FINANCIAL STATEMENTS........................................49
 SECTION 4.06.  NO MATERIAL ADVERSE CHANGE..................................49
 SECTION 4.07.  TITLE TO PROPERTIES; POSSESSION UNDER LEASES................49
 SECTION 4.08.  SUBSIDIARIES................................................50
 SECTION 4.09.  LITIGATION; COMPLIANCE WITH LAWS............................50
 SECTION 4.10.  AGREEMENTS..................................................50

                                                                          PAGE

 SECTION 4.11.  FEDERAL RESERVE REGULATIONS.................................51
 SECTION 4.12.  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT..51
 SECTION 4.13.  USE OF PROCEEDS.............................................51
 SECTION 4.14.  TAX RETURNS.................................................51
 SECTION 4.15.  NO MATERIAL MISSTATEMENTS...................................51
 SECTION 4.16.  EMPLOYEE BENEFIT PLANS......................................52
 SECTION 4.17.  ENVIRONMENTAL MATTERS.......................................52
 SECTION 4.18.  CAPITALIZATION OF UCAR, GLOBAL AND THE BORROWER.............53
 SECTION 4.19.  SECURITY DOCUMENTS..........................................53
 SECTION 4.20.  LABOR MATTERS...............................................54
 SECTION 4.21.  NO FOREIGN ASSETS CONTROL REGULATION VIOLATION..............54
 SECTION 4.22.  INSURANCE...................................................54
 SECTION 4.23.  LOCATION OF REAL PROPERTY AND LEASED PREMISES...............54
 SECTION 4.24.  LITIGATION LIABILITIES......................................55
 SECTION 4.25.  YEAR 2000...................................................55
 SECTION 4.26.  UCAR GRAPH-TECH INC.........................................55
ARTICLE V  CONDITIONS
 SECTION 5.01.  EFFECTIVE DATE..............................................55
 SECTION 5.02.  EACH CREDIT EVENT...........................................57
 SECTION 5.03.  INTERCOMPANY BORROWERS AND LC SUBSIDIARIES..................57
ARTICLE VI  AFFIRMATIVE COVENANTS
 SECTION 6.01.  EXISTENCE; BUSINESSES AND PROPERTIES........................58
 SECTION 6.02.  INSURANCE...................................................59
 SECTION 6.03.  TAXES; OTHER CLAIMS.........................................60
 SECTION 6.04.  FINANCIAL STATEMENTS, REPORTS, ETC..........................60
 SECTION 6.05.  LITIGATION AND OTHER NOTICES................................62
 SECTION 6.06.  EMPLOYEE BENEFITS...........................................62
 SECTION 6.07.  MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS...63
 SECTION 6.08.  USE OF PROCEEDS.............................................63
 SECTION 6.09.  COMPLIANCE WITH ENVIRONMENTAL LAWS..........................63
 SECTION 6.10.  PREPARATION OF ENVIRONMENTAL REPORTS........................63
 SECTION 6.11.  FURTHER ASSURANCES..........................................63
 SECTION 6.12.  SIGNIFICANT SUBSIDIARIES....................................63
 SECTION 6.13.  CERTAIN ACCOUNTING MATTERS..................................64
 SECTION 6.14.  DIVIDENDS...................................................64
 SECTION 6.15.  INTEREST/EXCHANGE RATE PROTECTION AGREEMENTS................64
 SECTION 6.16.  CORPORATE SEPARATENESS......................................64
ARTICLE VII  NEGATIVE COVENANTS
 SECTION 7.01.  INDEBTEDNESS; CERTAIN EQUITY SECURITIES.....................64
 SECTION 7.02.  LIENS; SALES OF CERTAIN ASSETS..............................66
 SECTION 7.03.  SALE AND LEASE-BACK TRANSACTIONS............................69
 SECTION 7.04.  INVESTMENTS, LOANS, ADVANCES AND ACQUISITIONS...............69
 SECTION 7.05.  MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS...70
 SECTION 7.06.  DIVIDENDS AND DISTRIBUTIONS.................................72
 SECTION 7.07.  TRANSACTIONS WITH AFFILIATES................................73
 SECTION 7.08.  BUSINESS OF UCAR, THE BORROWER AND THE SUBSIDIARIES.........74

                                                                          PAGE

 SECTION 7.09.  INDEBTEDNESS AND OTHER MATERIAL AGREEMENTS..................74
 SECTION 7.10.  CAPITAL EXPENDITURES........................................75
 SECTION 7.11.  INTEREST COVERAGE RATIO.....................................75
 SECTION 7.12.  LEVERAGE RATIO..............................................75
 SECTION 7.13.  CAPITAL STOCK OF THE SUBSIDIARIES...........................76
ARTICLE VIII  EVENTS OF DEFAULT
ARTICLE IX  THE AGENTS
ARTICLE X  MISCELLANEOUS
 SECTION 10.01.  NOTICES....................................................80
 SECTION 10.02.  WAIVERS; AMENDMENTS........................................81
 SECTION 10.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER.........................82
 SECTION 10.04.  SUCCESSORS AND ASSIGNS.....................................83
 SECTION 10.05.  SURVIVAL...................................................85
 SECTION 10.06.  COUNTERPARTS; Integration; EFFECTIVENESS...................85
 SECTION 10.07.  SEVERABILITY...............................................85
 SECTION 10.08.  RIGHT OF SETOFF............................................86
 SECTION 10.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.86
 SECTION 10.10.  WAIVER OF JURY TRIAL.......................................86
 SECTION 10.11.  HEADINGS...................................................87
 SECTION 10.12.  Confidentiality............................................87
 SECTION 10.13.  INTEREST RATE LIMITATION...................................87
 SECTION 10.14.  RELEASE OF Liens AND GUARANTEES............................87



Schedule A       Investments/Leverage Ratios

Exhibits to the Credit Agreement

Exhibit A-1      Form of Assignment and Acceptance
Exhibit A-2      Form of Second Closing Assignment and Acceptance
Exhibit B        Form of Domestic Pledge Agreement
Exhibit C        Form of Guarantee Agreement
Exhibit D        Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E        Form of Intercompany Borrower Agreement
Exhibit F-1      Form of Intercompany Revolving Note
Exhibit F-2      Form of Intercompany Term Note
Exhibit G-1      Form of LC Subsidiary Agreement
Exhibit G-2      Form of LC Subsidiary Termination
Exhibit H        Form of Security Agreement
Exhibit I        Form of Intellectual Property Security Agreement
Exhibit J-1      Form of Opinion of Kelley Drye & Warren LLP, counsel for UCAR
Exhibit J-2      Form of Opinion of General Counsel of UCAR
Exhibit J-3      Form of Opinion of Chief Patent Counsel for UCAR

Schedules to the Credit Agreement

Schedule 2.01    Lenders and Commitments
Schedule 2.05(j) Existing Letters of Credit
Schedule 3.01    Intercompany Term Loans to the Intercompany Borrowers
Schedule 4.08    Subsidiaries

Schedule 4.09    Litigation
Schedule 4.14    Taxes
Schedule 4.17    Environmental Matters
Schedule 4.18    Capitalization of UCAR, Global and the Borrower
Schedule 4.19(d) Recording Offices for Mortgages
Schedule 4.20    Labor Matters
Schedule 4.23(a) Owned Real Property
Schedule 4.23(b) Leased Real Property
Schedule 5.01    Local Counsel
Schedule 7.01    Existing Indebtedness
Schedule 7.02    Existing Liens
Schedule 7.04    Investments
Schedule 7.07 Transactions Pursuant to Permitted Agreements in Existence on Effective Date
Schedule 7.09    Restrictive Agreements

                         CREDIT AGREEMENT dated as of February 22, 2000, among
                    UCAR INTERNATIONAL INC.; UCAR GLOBAL ENTERPRISES INC.; UCAR FINANCE INC.; the LC SUBSIDIARIES from time to time party hereto; the LENDERS from time to time party hereto; and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.


                  UCAR, Global, the Borrower and the initial Intercompany Borrowers have requested the Lenders to establish the credit facilities provided for herein under which the Borrower (and, to the extent provided herein, the LC Subsidiaries) may obtain (a) Tranche A Term Loans in Euros or Dollars on the Effective Date in an aggregate principal amount of up to EUR300,000,000, (b) Tranche B Term Loans in Dollars on the Effective Date in an aggregate principal amount of up to $350,000,000 and (c) Revolving Loans and Letters of Credit in Euros and Dollars from time to time in an aggregate principal or stated amount of up to EUR250,000,000 at any time outstanding. The proceeds of such Loans will be advanced to the Intercompany Borrowers and used to refinance certain Indebtedness of Global, the Intercompany Borrowers and the Subsidiaries (including Indebtedness outstanding under the Existing Credit Agreements), to pay fees and expenses in connection with the foregoing and for working capital and other general corporate purposes of UCAR, Global, the Borrower, the Intercompany Borrowers and the Subsidiaries. Such Letters of Credit will be used for general corporate purposes of the respective LC Subsidiaries requesting the same. The Lenders are willing to establish such credit facilities upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "ADJUSTED LIBO RATE" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADMINISTRATIVE AGENT" shall mean Morgan Guaranty Trust Company of New York, in its capacity as administrative agent for the Lenders hereunder.

                  "ADMINISTRATIVE QUESTIONNAIRE" shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                  "AGENTS" shall mean, collectively, the Administrative Agent and the Collateral Agent.

                  "APPLICABLE OFFICE" shall mean (a) with respect to a Loan or Borrowing denominated in Euros or any Letter of Credit, the Delaware office of the Administrative Agent referred to in clause (i) of Section 2.17(a) and (b) with respect to a Loan or Borrowing denominated in Dollars, the Delaware office of the Administrative Agent referred to in clause (ii) of Section 2.17(a) (or, in either case, such other office of the Administrative Agent as shall have been designated by the Administrative Agent in accordance with Section 2.17(a)).

                  "APPLICABLE RATE" shall mean, for any day, (a) with respect to
(i) any Revolving Loan or Tranche A Term Loan or (ii) the commitment fees payable hereunder, the applicable rate per annum set forth under the appropriate caption in Table I below or (b) with respect to any Tranche B Term Loan, the applicable rate per annum set forth under the appropriate caption in Table II below, in each case based upon the Leverage Ratio as of the most recent determination date:

TABLE I

================================================================================
                          EUROCURRENCY         BASE RATE        COMMITMENT FEE
LEVERAGE RATIO:              SPREAD             SPREAD               RATE
--------------------------------------------------------------------------------
  CATEGORY 1
     >2.75                    2.50%              1.50%               0.500%
     -
--------------------------------------------------------------------------------
  CATEGORY 2
<2.75 and >2.50               2.25%              1.25%               0.500%
          -
--------------------------------------------------------------------------------
  CATEGORY 3
<2.50 and >2.25               2.00%              1.00%               0.375%
          -
--------------------------------------------------------------------------------
  CATEGORY 4
<2.25 and >2.00               1.75%              0.75%               0.375%
          -
--------------------------------------------------------------------------------
  CATEGORY 5
<2.00 and >1.75               1.50%              0.50%               0.375%
          -
--------------------------------------------------------------------------------
  CATEGORY 6
     <1.75                    1.00%              0.00%               0.375%
================================================================================

TABLE II

================================================================================
                              EUROCURRENCY           BASE RATE
LEVERAGE RATIO:                SPREAD                SPREAD
--------------------------------------------------------------------------------
CATEGORY 1
     >2.75                      2.75%                 2.00%
     -
--------------------------------------------------------------------------------
CATEGORY 2
     <2.75 and >2.50            2.75%                 2.00%
               -
--------------------------------------------------------------------------------
CATEGORY 3
    <2.50 and >2.25             2.50%                 1.50%
              -
--------------------------------------------------------------------------------
CATEGORY 4
    <2.25 and >2.00             2.50%                 1.50%
              -
--------------------------------------------------------------------------------
CATEGORY 5

    <2.00 and >1.75             2.50%                 1.50%
              -
--------------------------------------------------------------------------------
CATEGORY 6

   <1.75                        2.50%                 1.50%
================================================================================


Except as set forth below, the Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the fiscal quarter end next preceding the Financial Statement Delivery Date occurring on or most recently prior to such date; PROVIDED that at any time when any Financial Statement Delivery Date shall have occurred and the financial statements or the certificate required to have been delivered under Section 6.04(a), (b) or (c) by such date have not yet been delivered, the Applicable Rate shall be determined by reference to Category 1 in the applicable Table. Notwithstanding the foregoing, until the Financial Statement Delivery Date immediately following June 30, 2000, the Applicable Rate will for all purposes be determined by reference to Category 1 in the applicable Table.

                  "APPLICABLE REVOLVING PERCENTAGE" shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have been terminated or expired, the Applicable Revolving Percentages shall be determined based upon the Applicable Revolving Commitments most recently in effect, after giving effect to any assignments.

                  "APPLICABLE TRANCHE A TERM PERCENTAGE" shall mean, with respect to any Tranche A Term Lender, the percentage of the total Tranche A Term Commitments represented by such Lender's Tranche A Term Commitment.

                  "APPLICABLE TRANCHE B TERM PERCENTAGE" shall mean, with respect to any Tranche B Term Lender, the percentage of the total Tranche B Term Commitments represented by such Lender's Tranche B Term Commitment.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A-1 or any other form approved by the Administrative Agent.

                  "AVAILABLE DISPOSITION PROCEEDS" shall mean, at any time, the aggregate amount at such time of proceeds excluded from Net Proceeds pursuant to the second sentence of the definition of Net Proceeds, net of all such proceeds used since the Effective Date to purchase assets useful in the business of Global and the Subsidiaries.

                  "AVAILABLE REVOLVING COMMITMENT" shall mean, with respect to any Revolving Lender at any time, an amount equal to such Lender's Revolving Commitment at such time minus such Lender's Revolving Exposure at such time.

                  "BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus, in the case of this clause (b), 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWER" shall mean UCAR Finance Inc., a Delaware corporation and a direct, wholly owned subsidiary of UCAR.

                  "BORROWING" shall mean Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

                  "BORROWING MINIMUM" shall mean (a) in the case of a Borrowing denominated in Euros, EUR5,000,000 and (b) in the case of a Borrowing denominated in Dollars, $5,000,000.

                  "BORROWING MULTIPLE" shall mean, in the case of a Borrowing denominated in Euros, EUR1,000,000 and (b) in the case of a Borrowing denominated in Dollars, $1,000,000.

                  "BORROWING REQUEST" shall mean a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "BRAZIL" shall mean UCAR Carbon S.A., a Brazilian corporation and the direct or indirect owner of virtually all the business of Global and the Subsidiaries in Brazil.

                  "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that (a) when used in connection with a Eurocurrency Loan or a Loan denominated in Euros, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for general business in London and (b) when used in connection with a Loan or Letter of Credit denominated in Euros, the term "BUSINESS DAY" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euros.

                  "CAPITAL EXPENDITURES" shall mean, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of UCAR, Global, the Borrower and the consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of UCAR for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the consolidated Subsidiaries during such period, PROVIDED that Capital Expenditures shall not include expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or regain such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Subsidiaries within 12 months after the receipt of such proceeds.

                  "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.

                  "CASH INTEREST EXPENSE" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period less the sum of (a) pay-in-kind Interest Expense, (b) to the extent included in Interest Expense, imputed interest in respect of Litigation Liabilities, (c) the amortization or write-off of debt discounts, or deferred issuance costs, if any, or fees in respect of Interest/Exchange Rate Protection Agreements and (d) the amortization of fees paid by UCAR, Global, the Borrower or any Subsidiary on or prior to June 30, 2000, in connection with the transactions under this Agreement consummated on the Effective Date.

                  "CERCLA" shall have the meaning given such term in the definition of "Environmental Law".

                  A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) UCAR should fail to own directly, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the Domestic Pledge Agreement, the lien of the Department of Justice on the assets of UCAR and any Liens of the EU on the assets of UCAR with respect to antitrust actions against UCAR), 100% of the issued and outstanding capital stock of Global or the Borrower; (b) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Effective
Date), other than members of management of UCAR, Global, the Subsidiaries or the Borrower holding voting stock of UCAR or options to acquire such stock on the Effective Date, shall own beneficially, directly or indirectly, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of UCAR; (c) a majority of the seats (excluding vacant seats) on the board of directors of UCAR shall at any time after the Effective Date be occupied by persons who were neither (i) nominated by a majority of the board of directors of UCAR, nor (ii) appointed by directors so nominated; or (d) a change in control with respect to UCAR, Global or the Borrower (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate outstanding principal amount in excess of $7,500,000 to which UCAR, Global, the Borrower or any Subsidiary is party.

                  "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any

Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CLASS", when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swingline Loans, and (b) any Commitment, refers to whether such Commitment is a Tranche A Term Commitment, a Tranche B Term Commitment or a Revolving Commitment.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" shall mean any and all "collateral" as defined or described in any Security Document. "COLLATERAL AGENT" shall mean Morgan Guaranty Trust Company of New York, in its capacity as collateral agent for the Secured Parties hereunder.

                  "COLLATERAL AND GUARANTEE REQUIREMENT" shall mean, at any time, that:

                  (a) one or more Pledge Agreements (or supplements thereto) shall have been duly executed by UCAR, Global, the Borrower and each Domestic Subsidiary existing at such time and owning any Capital Stock or Indebtedness (including the Intercompany Loans) of UCAR, Global, the Borrower or any other Subsidiary or other person, shall have been delivered to the Collateral Agent and shall be in full force and effect, and such outstanding Capital Stock and all such Indebtedness owned by or on behalf of each such pledgor shall have been duly and validly pledged under such Pledge Agreement (or to the extent not evidenced by any instrument, under a Security Agreement) to the Collateral Agent for the ratable benefit of the Secured Parties, and certificates or other instruments representing such Capital Stock or Indebtedness (to the extent such Indebtedness is evidenced by instruments), accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Collateral Agent; PROVIDED that in the case of a pledge by Global, the Borrower or any Domestic Subsidiary of voting Equity Interests in a Foreign Subsidiary, such pledge may be limited to 65% of such voting Capital Stock of such Foreign Subsidiary if the Collateral Agent shall be advised by UCAR that adverse tax consequences would arise from a pledge of a greater percentage of such voting Equity Interests;

                  (b) one or more Security Agreements (or supplements thereto) shall have been duly executed by UCAR, Global, the Borrower and each Domestic Subsidiary existing at such time, shall have been delivered to the Collateral Agent and shall be in full force and effect (and all consents of third parties required for the effectiveness or enforceability of the Liens created by the Security Agreements shall have been obtained), and each document (including each Uniform Commercial Code financing statement or similar filing and each filing with respect to intellectual property owned by UCAR or any Subsidiary party to any Security Agreement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the applicable Security Agreement (subject to any Lien expressly permitted by Section 7.02) shall have been so filed, registered or recorded and evidence thereof delivered to the Collateral Agent;

                  (c)(i) each of the Mortgages relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those expressly permitted under Section 7.02, (iii) each of such Mortgages shall have been filed and recorded in the recording office referred to in Section 4.19(d) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those expressly permitted under
         Section 7.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders;

                  (d) a Guarantee Agreement referred to in clause (a) of the definition of such term (or a supplement thereto) shall have been executed by UCAR, Global and each Domestic Subsidiary existing from time to time, shall have been delivered to the Collateral Agent and shall be in full force and effect;

                  (e) the Indemnity, Subrogation and Contribution Agreement (or supplements thereto) shall have been executed by UCAR, Global, the Borrower and each other Loan Party, shall have been delivered to the Collateral Agent and shall be in full force and effect;

                  (f) each Foreign Subsidiary shall have taken all actions required to Guarantee and to secure with all its assets (i) its own Intercompany Borrower Obligations, if any, and those of the other Foreign Subsidiaries that are Intercompany Borrowers and (ii) its own Obligations as an LC Subsidiary, if any, and those of the other Foreign Subsidiaries that are LC Subsidiaries; and

                  (g) UCAR, Global, the Borrower and each Subsidiary shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of each Loan Document to which it is party, the incurrence and the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding the foregoing, (a) a Subsidiary shall not be required to become a Guarantor under a Guarantee Agreement or pledge or grant any security interest in or Lien on any Collateral under any Pledge Agreement or Security Agreement or Mortgage if UCAR shall have advised the Administrative Agent that it would be a violation of applicable law for such Subsidiary to take such action or if, in the judgment of the Administrative Agent, in consultation with the Borrower, the expense, tax or regulatory consequences or difficulty of taking such action would not, in light of the benefits to accrue to the Lenders, justify taking such action and (b) none of UCAR, Global or any Subsidiary shall be required to pledge the Capital Stock of UCAR Graph-Tech Inc. The Collateral Agent is expressly authorized upon the request of the Borrower to release any Collateral or Guarantee previously delivered in respect of any Obligation that at the time of such request is not required in order for the Collateral and Guarantee Requirement to be satisfied.

                  "COMMITMENT" shall mean a Tranche A Term Commitment, a Tranche B Term Commitment or a Revolving Commitment.

                  "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "CURRENT ASSETS" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) which would, in accordance with GAAP, be classified on a consolidated balance sheet of UCAR, Global, the Borrower and the Subsidiaries as current assets at such date of determination.

                  "CURRENT LIABILITIES" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities which would, in accordance with GAAP, be classified on a consolidated balance sheet of UCAR, Global, the Borrower and the Subsidiaries as current liabilities at such date of determination, other than
(a) the current portion of long term debt, (b) accruals of Interest Expense (excluding Interest Expense which is due and unpaid) and (c) Revolving Loans classified as current.

                  "DEBT SERVICE" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period plus scheduled principal amortization of Total Debt for such period (whether or not such payments are made).

                  "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "DISQUALIFIED STOCK" shall mean any Capital Stock that by its terms (or the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the final maturity of the latest maturing Loan.

                  "DOLLARS" or "$" shall mean the lawful money of the United States of America.

                  "DOMESTIC PLEDGE AGREEMENT" shall mean a Pledge Agreement substantially in the form of Exhibit B between UCAR, Global, the Borrower, each Domestic Subsidiary owning Capital Stock or Indebtedness of Global, the Borrower or any other Subsidiary or other person, each Foreign Subsidiary that shall have become a party thereto in order to satisfy the Collateral and Guarantee Requirement and the Collateral Agent for the benefit of the Secured Parties.

                  "DOMESTIC SUBSIDIARY" shall mean a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia (but shall exclude Union Carbide Grafito, Inc.).

                  "EBITDA" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis for any period, the consolidated net income of UCAR, Global, the Borrower and the Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income, without duplication, the sum of (a)(i) income tax expense and (ii) withholding tax expense incurred in connection with cross border transactions involving Foreign Subsidiaries, (b) interest expense, (c) depreciation and amortization expense, without duplication, (d) any special charges (other than new charges after the Effective Date in respect of Litigation Liabilities) and any extraordinary or non-recurring losses, (e) other noncash items reducing consolidated net income, (f) noncash exchange, translation or performance losses relating to any Interest/Exchange Rate Protection Agreements or currency or interest rate fluctuations and (g) fees, costs and expenses paid by UCAR, Global, the Borrower or any Subsidiary on or prior to June 30, 2000, in connection with the transactions under this Agreement consummated on the Effective Date, minus, to the extent added in computing such consolidated net income, without duplication, (i) interest income, (ii) extraordinary or non-recurring gains, (iii) other noncash items increasing consolidated net income and (iv) noncash exchange, translation or performance gains relating to any Interest/Exchange Rate Protection Agreements or currency or interest rate fluctuations.

                  "EFFECTIVE DATE" shall mean the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "EMU LEGISLATION" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

                  "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "ENVIRONMENTAL CLAIM" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety, including the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss. 1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.ss. 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.ss.ss. 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C.ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C.ss.ss. 2601 et seq., the

Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss. 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C.ss.ss. 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.ss.ss. 300(f) et seq., and any similar or implementing state or foreign law, and all amendments or regulations promulgated thereunder.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "EQUITY PROCEEDS" shall mean, at any time, (a) the aggregate amount at such time of the Net Proceeds received by UCAR since the Effective Date from the issuance or sale by UCAR of any Capital Stock of UCAR (other than sales of Capital Stock of UCAR to directors, officers or employees of UCAR, Global, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements), net of (b) all such Net Proceeds at such time used since the Effective Date to prepay Indebtedness (other than Revolving Loans), to make any Permitted Subsidiary Investment, any investment in any Unrestricted Subsidiary or any Capital Expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

                  "EURO" or "EUR" shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

                  "EURO EQUIVALENT" shall mean, on any date of determination,
(a) with respect to any amount in Euros, such amount, and (b) with respect to any amount in Dollars, the equivalent in Euros of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to Dollars in effect for such amount under the provisions of such Section.

                  "EUROCURRENCY", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "EVENT OF DEFAULT" shall have the meaning given such term in
Article VIII.

                  "EXCESS CASH FLOW" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis for any fiscal year, EBITDA of UCAR on a consolidated basis for such fiscal year, minus, without duplication, (a) Debt Service for such fiscal year, (b) permitted Capital Expenditures by the Subsidiaries on a consolidated basis during such fiscal year which are paid in cash, (c) taxes paid in cash by UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year, including income tax expense and withholding tax expense incurred in connection with cross border transactions involving Foreign Subsidiaries, (d) an amount equal to any increase in Working Capital of UCAR, Global, the Borrower and the Subsidiaries for such fiscal year, (e) Permitted Acquisitions and investments in Unrestricted Subsidiaries during such fiscal year to the extent paid in cash, (f) cash expenditures made in respect of Interest/Exchange Rate Protection Agreements during such fiscal year, to the extent not reflected in the computation of EBITDA or Interest Expense, (g) permitted Restricted Payments and Litigation Payments paid in cash by UCAR or Global and Litigation Payments paid in cash by the Subsidiaries during such fiscal year and permitted dividends paid by any Subsidiary to any person other than Global or any of the other Subsidiaries during such fiscal year, in each case in accordance with Section 7.06, (h) amounts paid in cash during such fiscal year on account of items that were accounted for as noncash reductions of consolidated net income of UCAR, Global, the Borrower and the Subsidiaries in the current or a prior period, (i) special charges or any extraordinary or non-recurring loss, in either case paid in cash during such fiscal year, (j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, mandatory prepayments of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), and (k) to the extent included in determining EBITDA, all items which did not result from a cash payment to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year plus, without duplication, (i) an amount equal to any decrease in Working Capital for such fiscal year, (ii) all proceeds received during such fiscal year of Capital Lease Obligations, purchase money Indebtedness, other Indebtedness to the extent used to finance any Permitted Acquisition, any investment in an Unrestricted Subsidiary or Capital Expenditure (other than Indebtedness under this Agreement or the Existing Agreements to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Indebtedness) and all proceeds received during such fiscal year from Sale and Lease-Back Transactions, (iii) all amounts referred to in (b) and (e) above to the extent funded with Equity Proceeds or Available Disposition Proceeds, in each case to the extent there is a corresponding deduction to Excess Cash Flow above, (iv) cash payments received in respect of Interest/Exchange Rate Protection Agreements during such fiscal year to the extent not (A) included in the computation of EBITDA or (B) red__ing Interest Expense, (v) any extraordinary or non-recurring gain realized in cash during such fiscal year (except to the extent such gain constitutes Available Disposition Proceeds),
(vi) to the extent deducted in the computation of EBITDA, interest income and
(vii) to the extent subtracted in determining EBITDA, all items which did not result from a cash payment by UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year.

                  "EXCHANGE RATE" shall mean on any day, (i) with respect to Dollars, the rate at which Dollars may be exchanged into Euro, as set forth at approximately 12:00 noon, London time, on such day on the Reuters World Currency Page for Dollars, or (ii) with respect to Euros, the rate at which Euros may be exchanged into Dollars, as set forth at approximately 12:00 noon, London time, on such day on the Reuters World Currency Page for Euros. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of Euro or Dollars, as the case may be, for delivery two Business Days later; PROVIDED that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any LC Subsidiary hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under which such recipient is organized or in which its principal office is located, or in which its applicable lending office is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender (i) to the extent such tax is in effect and would apply as of the date such Foreign Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Foreign Lender and is in effect and would apply at the time such lending office is designated or (ii) that is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except, in the case of clause
(i) above, to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower or any LC Subsidiary with respect to such withholding tax pursuant to Section 2.16(a).

                  "EXISTING CREDIT AGREEMENTS" shall mean (a) the Credit Agreement dated as of October 19, 1995, as amended and restated as of March 19, 1997, and November 10, 1998, among UCAR, Global, certain other subsidiaries of Global, the lenders and fronting banks party thereto and The Chase Manhattan Bank, as administrative agent and collateral agent, and (b) the Credit Agreement dated as of November 10, 1998, among UCAR, Global, certain other subsidiaries of Global, the lenders and fronting banks party thereto and The Chase Manhattan Bank, as administrative agent and collateral agent.

                  "EXISTING LETTERS OF CREDIT" shall mean the letters of credit issued under the Existing Credit Agreements and described on Schedule 2.05(j).

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

                  "FINANCIAL STATEMENT DELIVERY DATE" shall mean the 90th day following the end of each fiscal year of UCAR, and the 45th day following the end of each of the first three fiscal quarters in each fiscal year of UCAR.

                  "FOREIGN INTERCOMPANY BORROWER" shall mean any Foreign Subsidiary that is an Intercompany Borrower. "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America or a political subdivision thereof.

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States applied on a consistent basis or, when reference is made to another jurisdiction, generally accepted accounting principles in effect from time to time in such jurisdiction applied on a consistent basis.

                  "GLOBAL" shall mean UCAR Global Enterprises Inc., a Delaware corporation.

                  "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

                  "GUARANTEE AGREEMENT" shall mean (a) a Guarantee Agreement substantially in the form of Exhibit C by UCAR, Global and each Domestic Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties and (b) in connection with Guarantees of the Intercompany Borrower Obligations provided by any Foreign Subsidiaries, other guarantee agreements or similar agreements giving effect to the Collateral and Guarantee Requirement and satisfactory in form and substance to the Collateral Agent.

                  "GUARANTOR" shall mean UCAR, Global, the Borrower and each Subsidiary at any time that has outstanding at such time a Guarantee under any Guarantee Agreement.

                  "HAZARDOUS MATERIAL" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. ss.9601(14) and all explosive or radioactive substances or wastes, toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs in excess of 50 ppm, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

                  "INDEBTEDNESS" of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and
(j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

                  "INDEMNIFIED TAXES" shall mean Taxes other than Excluded
Taxes.

                  "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean an Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit D among UCAR, Global, the Borrower, the Guarantors and the Collateral Agent.

                  "INTERCOMPANY BORROWER AGREEMENT" shall mean each agreement substantially in the form of Exhibit E executed and delivered by an Intercompany Borrower pursuant to Section 5.03.

                  "INTERCOMPANY BORROWERS" shall mean UCAR Carbon Company Inc., UCAR Holdings S.A., UCAR S.p.A., UCAR S.A., UCAR Electrodos S.l. and, in respect of Intercompany Loans made with the proceeds of Revolving Borrowings, one or more other Wholly Owned Subsidiaries designated by the Borrower as provided in
Section 3.04.

                  "INTERCOMPANY BORROWER OBLIGATIONS" shall mean (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Intercompany Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties and the other Subsidiaries in respect of the Intercompany Loans (whether under any Intercompany Note, any Guarantee or any document or instrument in respect of any security interest in respect of any Intercompany Note) and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties and the other Subsidiaries in respect of the Intercompany

Loans (whether under any Intercompany Note, any Guarantee or any document or instrument in respect of any security interest in respect of any Intercompany
Note).

                  "INTERCOMPANY LOAN" shall mean an Intercompany Term Loan or an Intercompany Revolving Loan.

                  "INTERCOMPANY NOTE" shall mean an Intercompany Term Note or an Intercompany Revolving Note.

                  "INTERCOMPANY REVOLVING LOAN" shall mean a loan made by the Borrower to an Intercompany Borrower in accordance with the provisions of
Section 3.01(b).

                  "INTERCOMPANY REVOLVING NOTE" shall mean a promissory note in substantially the form of Exhibit F-1 evidencing one or more Intercompany Revolving Loans.

                  "INTERCOMPANY TERM LOAN" shall mean a loan made by the Borrower to an Intercompany Borrower in accordance with the provisions of
Section 3.01(a).

                  "INTERCOMPANY TERM NOTE" shall mean a promissory note in substantially the form of Exhibit F-2 evidencing one or more Intercompany Term Loans.

                  "INTEREST COVERAGE RATIO" shall have the meaning given such term in Section 7.11.

                  "INTEREST ELECTION REQUEST" shall mean a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

                  "INTEREST EXPENSE" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of UCAR, Global, the Borrower and the Subsidiaries for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis, minus (c) interest income of UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis. For purposes of the foregoing, (A) gross interest expense shall be determined after giving effect to any net payments made or received by Global, the Borrower and the Subsidiaries with respect to interest rate protection agreements and (B) interest expense of Brazil or any Subsidiary thereof shall be deemed reduced by the aggregate amount of interest income received by Brazil or such Subsidiary from Permitted Investments acquired for the purpose of hedging the Indebtedness giving rise to such interest expense.

                  "INTEREST/EXCHANGE RATE PROTECTION AGREEMENT" shall mean any interest rate or currency hedging agreement or arrangement approved by the Administrative Agent (such approval not to be unreasonably withheld) entered into by the Borrower or a Subsidiary (or entered into by Global prior to the Effective Date) and designed to protect against fluctuations in interest rates or currency exchange rates.

                  "INTEREST PAYMENT DATE" shall mean (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (b) with respect to any Base Rate Loan (other than a Swingline Loan), the last day of each March, June, September and December and the date on which such Loan is repaid or converted to a Eurocurrency Loan and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "INTEREST PERIOD" shall mean, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each affected Lender, any other period not in excess of twelve months) thereafter, as the Borrower may elect; provided that the initial Interest Period commencing on the Effective Date will end on the seventh day thereafter; PROVIDED FURTHER that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period in respect of a Tranche A Term Borrowing, a Tranche B Term Borrowing or a Revolving Borrowing that would otherwise end after the Tranche A Maturity Date, the Tranche B Maturity Date or the Revolving Maturity Date, respectively, shall instead end on the Tranche A Maturity Date, the Tranche B Maturity Date or the Revolving Maturity Date, as the case may be. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "ISSUING BANK" shall mean Morgan Guaranty Trust Company of New York, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC DISBURSEMENT" shall mean a payment made by the Issuing Bank in respect of a Letter of Credit.

                  "LC EXPOSURE" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit denominated in Euros at such time, (b) the aggregate amount of the Euro Equivalents of the undrawn amounts of all outstanding Letters of Credit denominated in Dollars at such time, (c) the aggregate amount of all LC Disbursements denominated in Euros that have not yet been reimbursed by or on behalf of the Borrower or the applicable LC Subsidiary at such time and (d) the aggregate amount of the Euro Equivalents of the amounts of all LC Disbursements denominated in Dollars that have not yet been reimbursed by or on behalf of the Borrower or the applicable LC Subsidiary at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender's Applicable Revolving Percentage of the aggregate LC Exposure.

                  "LC SUBSIDIARY" shall mean, at any time, each Wholly Owned Subsidiary that has been designated as an LC Subsidiary by the Borrower pursuant to Section 2.05(k) and that has not ceased to be an LC Subsidiary as provided in such Section.

                  "LC SUBSIDIARY AGREEMENT" shall mean an LC Subsidiary Agreement substantially in the form of Exhibit G-1.

                  "LC SUBSIDIARY TERMINATION" shall mean an LC Subsidiary Termination substantially in the form of Exhibit G-2.

                  "LENDERS" shall mean the persons listed on Schedule 2.01 and any other person that shall have become a party hereto pursuant to the Second Closing Assignment or an Assignment and Acceptance, other than any such person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to this Agreement on behalf of Lenders holding Revolving Commitments.

                  "LEVERAGE RATIO" shall have the meaning given such term in
Section 7.12.

                  "LIBO RATE" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition or with respect to any Interest Period for an initial Borrowing that is seven days, "LIBO Rate" shall mean the average of the rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to the principal London offices of the Reference Banks in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period; "REFERENCE BANKS" shall mean Credit Suisse First Boston, The Chase Manhattan Bank and ABN AMRO Bank (or any replacement thereof that is a Lender identified by the Administrative Agent in consultation with the Borrower and Lenders).

                  "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LITIGATION LIABILITIES" shall mean liabilities and expenses of UCAR, Global, the Borrower and the Subsidiaries associated with (a) antitrust investigations and related lawsuits, settlements and claims of the type described in UCAR's Annual Report on Form 10-K for the year ended December 31, 1998, and UCAR's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 (together, the "SEC REPORTS"), (b) shareholder derivative lawsuits and claims of the type described in the SEC Reports and (c) securities lawsuits and claims of the type described in the SEC Reports and any investigations that may arise relating to the subject matter of such securities lawsuits and claims.

                  "LITIGATION PAYMENTS" shall mean payments, credits, discounts, transfers of assets and any other transfers of value made in respect of Litigation Liabilities which are or would be applied against the Litigation Reserves in accordance with GAAP.

                  "LITIGATION RESERVES" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all reserves in respect of Litigation Liabilities which are or would be disclosed on a consolidated balance sheet of UCAR and its subsidiaries prepared in accordance with GAAP at such date of determination.

                  "LOAN DOCUMENTS" shall mean this Agreement, the Second Closing Assignment, any promissory note issued under Section 2.04(e), the Intercompany Notes, the Intercompany Borrower Agreements, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

                  "LOAN PARTIES" shall mean UCAR, Global, the Borrower and each Subsidiary that is a Guarantor of all or substantially all the Obligations.

                  "LOANS" shall mean the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the assets, business, properties, financial condition or results of operations of UCAR, Global, the Borrower and the Subsidiaries, taken as a whole,
(b) a material impairment of the ability of UCAR, Global, the Borrower or any Subsidiary to perform any of its material obligations under any Loan Document to which it is or will be a party or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the Issuing Banks, the Administrative Agent or the Collateral Agent under, any Loan Document.

                  "MOODY'S" shall mean Moody's Investors Service, Inc.

                  "MORTGAGED PROPERTIES" shall mean each parcel of real property and improvements thereto identified on Schedule 4.23(a), and each other parcel of real property and improvements thereto from time to time owned by UCAR, Global, the Borrower or any Domestic Subsidiary.

                  "MORTGAGES" shall mean mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents reasonably satisfactory to the Collateral Agent, delivered pursuant to
Section 5.01, 5.03 or 6.11.

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "NET DEBT" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis, at any time, (a) Total Debt at such time minus (b) the aggregate amount held at such time by UCAR, Global, the Borrower and the Subsidiary Loan Parties of (i) Permitted Investments of the type described in clauses (a), (b), (c), (e) and (to the extent analogous to such clauses (a), (b), (c) and (e)) (f) of the definition of Permitted Investments that are denominated in Euros or Dollars, mature 30 days or less from the date of determination and are held in jurisdictions from which funds may be freely transferred to the Borrower and (ii) cash denominated in Euros or Dollars that are held in jurisdictions from which funds may be freely transferred to the Borrower.

                  "NET PROCEEDS" shall mean, with respect to any event, (a) the cash proceeds received, but only as and when received, in respect of such event, including (i) any cash received in respect of any non-cash proceeds, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees, commissions and out-of-pocket expenses, costs and charges paid by UCAR, Global, the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Lease-Back Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by UCAR, Global, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by UCAR, Global, the Borrower and the Subsidiaries, and the amount of any reserves established by UCAR, Global, the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of Global). If Global shall deliver a certificate of Global signed by a Responsible Officer of Global to the Administrative Agent promptly following receipt of any Net Proceeds in respect of any Prepayment Event described in clause (a) or (b) of the definition thereof setting forth Global's intention to use any portion of such proceeds to purchase assets useful in the business of Global and the Subsidiaries (including by way of a purchase of Capital Stock of any person holding such assets) within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used within such 12-month period; PROVIDED that proceeds may not be so excluded from Net Proceeds (i) if any Default or Event of Default shall exist at the time such notice is delivered or (ii) to the extent that such exclusion would result in the aggregate amount of Available Disposition Proceeds at any time exceeding $50,000,000.

                  "OBLIGATIONS" shall mean (a) the due and punctual payment of
(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower or any Subsidiary under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of UCAR, Global, the Borrower and the Subsidiaries under this Agreement and the other Loan Documents (including, without limitation, all monetary obligations of the Intercompany Borrowers under the Intercompany Notes and Intercompany Borrower Agreements, but only for as long as the Intercompany Notes and the rights of the Borrower under the Intercompany Borrower Agreements are pledged to the Collateral Agent under one or more Pledge Agreements as security for the Obligations), (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of UCAR, Global, the Borrower and the Subsidiaries under or pursuant to this Agreement and the other Loan Documents, (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of UCAR, Global, the Borrower and the Subsidiaries, monetary or otherwise, under each Interest/Exchange Rate Protection Agreement entered into with any counterparty that (i) was a Lender (or an Affiliate thereof) at the time such Interest/Exchange Rate Protection Agreement was entered into or (ii)(A) was a "Lender" (or an Affiliate thereof) as defined in the Existing Credit Agreements at the time such Interest/Exchange Rate Protection Agreement was entered into and (B) was one of the initial Lenders under this Agreement (or an Affiliate thereof) and (d) all obligations of UCAR, Global, the Borrower and the Subsidiaries under the Guarantee Agreements.

                  "OTHER TAXES" shall mean any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "PERMITTED ACQUISITION" shall mean any acquisition of all or substantially all the assets of, or any shares or other equity interests in, a person or division or line of business of a person (or any subsequent investment made in a previously acquired Permitted Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) any acquired or newly formed corporation, partnership, association or other business entity shall be a Subsidiary that is owned directly by Global or a domestic Wholly Owned Subsidiary (unless there is a material tax or legal or other economic disadvantage in having Global or a Wholly Owned Subsidiary hold such Capital Stock, in which case such Capital Stock may be held directly by a Foreign Subsidiary) and all actions required to be taken, if any, with respect to such assets or such acquired or newly formed Subsidiary under Section 6.11 shall have been taken, (d) UCAR shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 7.11 and 7.12 recomputed as at the last day of the most recently ended fiscal quarter of UCAR for which financial statements have been delivered under
Section 6.04(a) or (b) as if such acquisition or formation had occurred on the first day of each relevant period for testing such compliance, and Global shall have delivered to the Administrative Agent a certificate of Global signed by a Responsible Officer of Global to such effect, together with all relevant financial information for such subsidiary or assets (including a summary of the financial terms of the acquisition or investment and the material terms of any joint venture arrangements), (e) if the Leverage Ratio as of the last day of the most recent fiscal quarter for which financial statements have been delivered under Section 6.04(a) or (b) is greater than 2.50 to 1.00, (i) the total aggregate amount of the Revolving Commitments then in effect shall exceed the total aggregate amount of the Revolving Exposures then in effect by at least EUR75,000,000 following such acquisition and payment of all related costs and expenses and (ii) Global shall have delivered to the Administrative Agent a certificate of Global signed by a Responsible Officer of Global representing that in Global's good faith judgment, based on such analysis as it shall deem appropriate, it will have liquidity it deems adequate following such acquisition or formation, and (f) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 7.01).

                  "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A at the time of deposit (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Global) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's, or A-1 (or higher) according to S&P; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A2 by Moody's; (f) in the case of any Subsidiary organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof); PROVIDED that such obligations have a rating of at least A by S&P or A2 by Moody's (or the equivalent thereof from comparable foreign rating agencies), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or
(iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of Global, comparable in investment quality to such investments and obligors (or the parents of such obligors); PROVIDED that the aggregate face amount outstanding at any time of such investments of all foreign Subsidiaries made pursuant to this clause (iii) does not exceed $50,000,000; (g) mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (a) through (e) above; and (h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of Total Assets as of the end of the Borrower's most recently completed fiscal year.

                  "PERMITTED SUBSIDIARY INVESTMENT" shall mean any Permitted Acquisition and any other investment by any Loan Party in, or loan or advance by any Loan Party to, or any Guarantee by any Loan Party of Indebtedness of, any Subsidiary or other person that is not a Loan Party that would be a Permitted Acquisition but for the fact that it is an acquisition of less than all the shares or other equity interests in such Subsidiary or other person.

                  "PERMITTED SUBSIDIARY TRANSFER" shall mean the transfer from any Subsidiary Loan Party to any Subsidiary that is not a Subsidiary Loan Party but at least 90% of the outstanding Capital Stock of which is owned by Global or a Wholly Owned Subsidiary of inventory and equipment in the ordinary course of business consistent with past practice.

                  "PERSON" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "PLAN" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "PLEDGE AGREEMENTS" shall mean (a) the Domestic Pledge Agreement and (b) in connection with pledges of Capital Stock in Foreign Subsidiaries, other pledge agreements or similar agreements giving effect to the Collateral and Guarantee Requirement and in form and substance satisfactory to the Collateral Agent.

                  "PREPAYMENT EVENT" shall mean:

                  (a) any sale, transfer or other disposition of any property or asset of UCAR, Global, the Borrower or any Subsidiary, other than (i) dispositions permitted under clause (a) of Section 7.03 or clauses (a),
         (b), (e) and (h) of Section 7.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 in the aggregate during any fiscal year of Global; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Global or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 12 months after such event; or

                  (c) the issuance by UCAR of any Capital Stock (other than Disqualified Stock and other than sales of Capital Stock of UCAR to directors, officers or employees of UCAR, Global, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements); or

                  (d) the incurrence by UCAR, Global, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by
         Section 7.01, or the issuance by any of them of Disqualified Stock.

                  "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Morgan Guaranty Trust Company of New York as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "QUOTATION DAY" shall mean, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

                  "RELATED BUSINESS" shall mean any business or business activity conducted by UCAR or its subsidiaries on the date hereof and any business or business activities incidental or related thereto or incidental or related to the procurement, manufacture or sale of products or services manufactured or provided by UCAR or any of its subsidiaries on the date hereof.

                  "RELATED PARTIES" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

                  "RELEASE" shall have the meaning given such term in CERCLA, 42 U.S.C.ss.9601(22).

                  "REMEDIAL ACTION" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. ss. 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment; or (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material.

                  "REPORTABLE EVENT" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans, Letter of Credit Exposures and unused Commitments (excluding commitments to issue Letters of Credit) representing at least 51% of the sum of all Loans outstanding, Letter of Credit Exposures and unused Commitments (excluding commitments to issue Letters of Credit) at such time.

                  "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

                  "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of UCAR, Global, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Capital Stock of UCAR, Global, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Capital Stock.

                  "REVOLVING AVAILABILITY PERIOD" shall mean the period from and including the Effective Date to but excluding the earlier of (a) the 10th day prior to the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

                  "REVOLVING BORROWING" shall mean a Borrowing comprised of Revolving Loans.

                  "REVOLVING COMMITMENT" shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans pursuant to Section 2.01(c), to acquire participations in Letters of Credit pursuant to Section 2.05 and to acquire participations in Swingline Loans pursuant to Section 2.19, expressed as an amount representing the maximum aggregate amount of such Revolving Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to the Second Closing Assignment or Section 10.04. The initial amount of each Revolving Lender's Revolving Commitment is set forth on
Schedule 2.01 or in the Assignment and Acceptance pursuant to which Revolving Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Revolving Commitments on the date hereof is EUR250,000,000.

                  "REVOLVING EXPOSURE" shall mean, with respect to any Revolving Lender at any time, the sum at such time, without duplication, of (a) such Lender's Applicable Revolving Percentage of the principal amounts of the outstanding Revolving Loans denominated in Euros, plus (b) such Lender's

Applicable Revolving Percentage of the aggregate amount of the Euro Equivalents of the principal amounts of the outstanding Revolving Loans denominated in Dollars, plus (c) the aggregate amount of such Lender's LC Exposure, plus (d) the aggregate amount of the Euro Equivalent of such Lender's Swingline Exposure.

                  "REVOLVING LENDER" mean a Lender with a Revolving Commitment.

                  "REVOLVING LOAN" shall mean a Loan made pursuant to Section 2.01(c). Each Revolving Loan shall be a Eurocurrency Loan or, in the case of a Revolving Loan denominated in Dollars, a Base Rate Loan.

                  "REVOLVING MATURITY DATE" shall mean February 22, 2006.

                  "S&P" shall mean Standard & Poor's.

                  "SALE AND LEASE-BACK TRANSACTION" shall have the meaning given such term in Section 7.03.

                  "SEC REPORTS" shall have the meaning given such term in the definition of "LITIGATION LIABILITIES".

                  "SECURED PARTIES" shall mean the Agents, each Lender, the Issuing Bank and each other person to which any of the Obligations is owed.

                  "SECOND CLOSING ASSIGNMENT" shall mean an assignment and acceptance entered into by UCAR, Global, the Borrower, the Administrative Agent, certain Lenders and the assignees specified therein in the form of Exhibit A-2 with such changes therein as may be approved by the Administrative Agent.

                  "SECURITY AGREEMENTS" shall mean (a) a Security Agreement substantially in the form of Exhibit H between UCAR, Global, the Borrower and the Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties, (b) an Intellectual Property Security Agreement substantially in the form of Exhibit I between UCAR, Global, the Borrower and the Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Partes and (c) in connection with the creation of security interests in the assets of Foreign Subsidiaries, other security agreements or similar agreements giving effect to the Collateral and Guarantee Requirement and satisfactory in form and substance to the Collateral Agent.

                  "SECURITY DOCUMENTS" shall mean the Security Agreements, the Pledge Agreements, the Mortgages and each other security agreement or other instrument executed and delivered in satisfaction of the Collateral and Guarantee Requirement or pursuant to Section 6.11.

                  "SIGNIFICANT SUBSIDIARY" shall mean Global, the Borrower, any Intercompany Borrower, any LC Subsidiary, any Subsidiary owning Capital Stock of an Intercompany Borrower or LC Subsidiary and any other Subsidiary that at the date of any determination (a) accounts for 2.5% or more of the consolidated assets of UCAR, (b) has accounted for 2.5% or more of EBITDA for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination or (c) has been designated by Global in writing to the Administrative Agent as a Significant Subsidiary and such designation has not subsequently been withdrawn.

                  "STATUTORY RESERVE RATE" shall mean, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" shall mean, with respect to any person (the "PARENT") at any date of determination, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date of determination, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "SUBSIDIARY" shall mean any subsidiary of Global.

                  "SUBSIDIARY LOAN PARTY" shall mean any Loan Party that is a Subsidiary.

                  "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Revolving Percentage of the total Swingline Exposure at such time.

                  "SWINGLINE LENDER" means Morgan Guaranty Trust Company of New York, in its capacity as lender of Swingline Loans hereunder.

                  "SWINGLINE LOAN" means a Loan made pursuant to Section 2.19.

                  "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TAX SHARING AGREEMENT" means (a) that certain tax sharing agreement dated February 16, 2000, between Global and UCAR and (b) any other tax allocation agreement between or among UCAR, Global, the Borrower or any of the Subsidiaries with respect to consolidated or combined tax returns including Global, the Borrower or any of the Subsidiaries, but only to the extent that amounts payable from time to time by Global, the Borrower or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that Global, the Borrower or such Subsidiary would have been required to make to any relevant taxing authority had Global, the Borrower or such Subsidiary not joined in such consolidated or combined return, but instead had filed returns including only Global, the Borrower and the Subsidiaries (PROVIDED that any such agreement may provide that, if Global, the Borrower or any such Subsidiary ceases to be a member of the affiliated group of corporations of which UCAR is the common parent for purposes of filing a consolidated federal income tax return (such cessation, a "DECONSOLIDATION EVENT"), then Global, the Borrower or such Subsidiary will indemnify UCAR with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on UCAR as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to Global, the Borrower, such Subsidiary or any predecessor business thereof (computed as if Global, the Borrower, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of Global, the Borrower or such Subsidiary with respect to any such period).

                  "TERM LOANS" shall mean Tranche A Term Loans and Tranche B Term Loans.

                  "TOTAL ASSETS" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets which would, in accordance with GAAP, be classified on a consolidated balance sheet of UCAR, Global, the Borrower and the Subsidiaries as assets at such date of determination.

                  "TOTAL DEBT" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis at any time, all Capital Lease Obligations, Indebtedness for borrowed money, including reimbursement obligations in respect of Letters of Credit, and Indebtedness in respect of the deferred purchase price of property or services of UCAR, Global, the Borrower and the Subsidiaries at such time, PROVIDED that for purposes of determining Total Debt, the aggregate outstanding principal amount of Indebtedness of Brazil and its Subsidiaries at any time shall be deemed reduced by the aggregate amount of Permitted Investments held at such time by Brazil and its Subsidiaries for the purpose of hedging such Indebtedness (but in any case shall not be less than zero).

                  "TRANCHE A TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans.

                  "TRANCHE A TERM COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Term Loans hereunder on the Effective Date, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to the Second Closing Assignment or Section 10.04. The initial amounts of the Tranche A Term Loans in Euros and Dollars that each Lender is obligated to make pursuant to its Tranche A Term Commitment are set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The aggregate amount of the Tranche A Term Commitments on the date hereof is EUR300,000,000.

                  "TRANCHE A TERM LENDER" shall mean a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.

                  "TRANCHE A TERM LOAN" shall mean a Loan made pursuant to paragraph (a) of Section 2.01. "TRANCHE A TERM MATURITY DATE" shall mean December 31, 2005.

                  "TRANCHE B TERM COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Term Loans hereunder on the Effective Date, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to the Second Closing Assignment or Section 10.04. The initial amount of each Lender's Tranche B Term Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Commitment, as applicable. The aggregate amount of the Tranche B Term Commitments on the date hereof is $350,000,000.

                  "TRANCHE B TERM LENDER" shall mean a Lender with a Tranche B Term Commitment or an outstanding Tranche B Term Loan.

                  "TRANCHE B TERM MATURITY DATE" shall mean December 31, 2007.

                  "TRANCHE B TERM BORROWING" shall mean a Borrowing comprised of Tranche B Term Loans.

                  "TRANCHE B TERM LOAN" shall mean a Loan made pursuant to paragraph (b) of Section 2.01.

                  "TRANSACTIONS" shall have the meaning given such term in
Section 4.02.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

                  "UCAR" shall mean UCAR International Inc., a Delaware corporation.

                  "UNRESTRICTED SUBSIDIARY" shall mean (a) UCAR Graph-Tech Inc. and any subsidiary of UCAR (other than Global or the Borrower or any of their subsidiaries other than UCAR Graph-Tech Inc.) and any other direct or indirect investment by UCAR or any such subsidiary in the Capital Stock of any other person (other than Global, the Borrower or any Subsidiary) so long as (i) none of the Capital Stock or other ownership interests of such subsidiary or other person is owned by Global, the Borrower or any of the Subsidiaries (except that the Capital Stock of UCAR Graph-Tech Inc. may be so owned while UCAR is diligently acting to transfer the ownership of such Capital Stock to UCAR), (ii) UCAR shall have notified the Administrative Agent of its acquisition or creation of such subsidiary or such other investment and its ownership interest therein concurrently with such acquisition, creation or investment and the intended purposes of such subsidiary or investment, (iii) any such subsidiary (unless it is a Foreign Subsidiary) shall have entered into the Tax Sharing Agreement existing at the time of such acquisition or creation (or another tax sharing agreement containing terms which, in the reasonable judgment of the Administrative Agent, are customary in similar circumstances to provide an appropriate allocation of tax liabilities and benefits), (iv) except in the case of UCAR as permitted in the proviso below, none of UCAR, Global, the Borrower and the Subsidiaries shall have any contingent liability in respect of such subsidiary or investment or any obligations thereof and (v) any such subsidiary or investment shall be capitalized solely from the following sources: (A) any investment by any person other than UCAR, Global, the Borrower and the Subsidiaries; (B) Indebtedness issued by such subsidiary or person, or any of its subsidiaries, (other than Indebtedness to UCAR, Global, the Borrower or any Subsidiary) that is nonrecourse to UCAR, Global, the Borrower and the Subsidiaries (except in the case of UCAR as otherwise permitted by the proviso below), or proceeds thereof; (C) Capital Stock of such subsidiary or person, or any other Unrestricted Subsidiary, or proceeds thereof, other than Capital Stock sold to UCAR, the Borrower or any Subsidiary; (D) Equity Proceeds; (E) in the case of UCAR Graph-Tech Inc., investments therein made on or prior to the Effective Date and not in anticipation thereof; and (F) proceeds of investments permitted to be made in Unrestricted Subsidiaries pursuant to Section 7.04; PROVIDED that UCAR may incur a contingent liability or Indebtedness in a specified and limited amount in respect of such a subsidiary or investment if it would at the time of such incurrence be permitted to make an additional investment in such subsidiary or investment in the amount of such incurrence and the amount so incurred shall thereafter constitute an investment in such subsidiary or investment in such amount for purposes of calculating compliance with Section 7.04; and (b) any subsidiary of an Unrestricted Subsidiary.

                  "WHOLLY OWNED SUBSIDIARY" means a Subsidiary of Global (a) at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by Global or another Wholly Owned Subsidiary or (b) solely in the case of any Subsidiary included in Brazil or UCAR Grafit OAO, a Russian corporation, at least 97% of the Capital Stock of which (other than directors' qualifying shares) is owned by Global or another Wholly Owned Subsidiary.

                  "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "WORKING CAPITAL" shall mean, with respect to UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination.

                  SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurocurrency Loan") or by Class and Type (E.G., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurocurrency Borrowing") or by Class and Type (E.G., a "Eurocurrency Revolving Borrowing").

                  SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder" and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References herein to the taking of any action hereunder of an administrative nature by the Borrower shall be deemed to include references to UCAR or Global taking such action on the Borrower's behalf and the Agents are expressly authorized to accept any such action taken by UCAR or Global as having the same effect as if taken by the Borrower.

                  SECTION 1.04. ACCOUNTING TERMS; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; PROVIDED that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  (b) All pro forma computations required to be made hereunder giving effect to any acquisition, investment, sale, disposition, merger or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event.

                  (c) Except as expressly provided herein, all accounting and financial calculations and determinations hereunder shall be made without consolidating the accounts of Unrestricted Subsidiaries with those of UCAR, Global, the Borrower or any Subsidiary, notwithstanding that such treatment is inconsistent with GAAP.

                  (d) For purposes of determining compliance with Sections 7.01, 7.02, 7.04, 7.06 and 7.10, amounts expended or incurred in currencies other than Dollars shall be translated into Dollars at the exchange rates in effect on the dates of the applicable expenditures or incurrences, as reasonably determined by UCAR. No Default or Event of Default shall arise as a result of limitations set forth in Dollars in Sections 7.01, 7.02, 7.04, 7.06 and 7.10 in respect of amounts permitted to have been expended or incurred in a currency other than Dollars at the time of such expense or incurrence solely as a result of fluctuations in currency values subsequent to the date of such expense or incurrence.

                  SECTION 1.05. EXCHANGE RATES. The Exchange Rate used to determine the Euro Equivalent of any Eurocurrency Loan or Borrowing denominated in Dollars shall, for all purposes of this Agreement, be that in effect as of 11:00 a.m., London time, on the date three Business Days before the first day of the Interest Period at the time in effect for such Loan or Borrowing (or, in the case of a Loan or Borrowing with an Interest Period that shall have been in effect for more than six months, the date corresponding to the first day of such Interest Period in the sixth month following the month in which such Interest Period shall have commenced). The Exchange Rate used to determine the Euro Equivalent of any Base Rate Loan or Borrowing or the stated amount of any Letter of Credit denominated in Dollars shall, for all purposes of this Agreement, be that in effect as of 11:00 a.m., London time, on the date three Business Days before the drawing of such Loan or Borrowing or the issuance of such Letter of Credit (or, in the case of a Loan or Borrowing or Letter of Credit that shall have been outstanding for more than six months, the date corresponding to the date of such drawing or issuance in the sixth month following the month in which such Letter of Credit shall have been issued).

                                   ARTICLE II

                                  THE CREDITS

                  SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions set forth herein, each Tranche A Term Lender agrees to make Tranche A Term Loans to the Borrower on the Effective Date (i) in Euros in a principal amount equal to such Tranche A Term Lender's Applicable Tranche A Percentage of EUR 160,760,000 and (ii) in Dollars in a principal amount equal to such Tranche A Term Lender's Applicable Tranche A Percentage of $136,733,680.

                  (b) Subject to the terms and conditions set forth herein, each Tranche B Term Lender agrees to make a Tranche B Term Loan to the Borrower on the Effective Date in Dollars in a principal amount equal to such Tranche B Term Lender's Applicable Tranche B Percentage of $350,000,000.

                  (c) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in Euros or Dollars in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding its Revolving Commitment.

                  SECTION 2.02. LOANS AND BORROWINGS. (a) Each Tranche A Term Loan shall be made as part of a Borrowing consisting of Tranche A Term Loans made by the Tranche A Term Lenders ratably in accordance with their respective Tranche A Term Commitments. Each Tranche B Term Loan shall be made as part of a Borrowing consisting of Tranche B Term Loans made by the Tranche B Term Lenders ratably in accordance with their respective Tranche B Term Commitments. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

                  (b) Subject to Section 2.13, (i) each Tranche A Term Borrowing shall be comprised entirely of Eurocurrency Loans or, in the case of a Tranche A Term Borrowing denominated in Dollars, Base Rate Loans as the Borrower may request in accordance herewith, (ii) each Tranche B Term Borrowing shall be comprised entirely of Eurocurrency Loans or Base Rate Loans as the Borrower may request in accordance herewith and (iii) each Revolving Borrowing shall be comprised entirely of Eurocurrency Loans or, in the case of a Revolving Borrowing denominated in Dollars, Base Rate Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be a Base Rate Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; PROVIDED that a Revolving Borrowing may be in an aggregate amount that is equal to the aggregate Available Revolving Commitments. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and no less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time;

PROVIDED that there shall not at any time be more than a total of (i) twenty Eurocurrency Borrowings outstanding.

                  SECTION 2.03. REQUESTS FOR BORROWINGS. To request a
Borrowing, the Borrower shall notify the Administrative Agent at the Applicable Office of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York time, (i) three Business Days, in the case of a Dollar denominated Borrowing, or (ii) four Business days, in the case of a Euro denominated Borrowing, before the date of the proposed Borrowing and (b) in the case of a Base Rate Borrowing, not later than 12:00 noon, New York time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent at the Applicable Office of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing or a Revolving Borrowing;

                  (ii) the currency and aggregate principal amount of the requested Borrowing;

                  (iii) the date of the requested Borrowing, which shall be a Business Day;

                  (iv) whether the requested Borrowing is to be a Eurocurrency Borrowing or a Base Rate Borrowing;

                  (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

                  (vi) the Intercompany Borrower or Intercompany Borrowers to

         which the proceeds of the requested Borrowing are to be advanced, and the amount to be advanced to each such Intercompany Borrower; and

                  (vii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no currency is specified with respect to any requested Revolving Borrowing, then the Borrower shall be deemed to have selected Euros. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing denominated in Euros, a Eurocurrency Borrowing, and (ii) in the case of a Borrowing denominated in Dollars, a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of the Loan to be made by such Lender as part of the requested Borrowing.

                  SECTION 2.04. REPAYMENT OF BORROWINGS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent at the Applicable Office for the accounts of the applicable Lenders the then unpaid principal amount of each Term Borrowing as provided in paragraphs

(a) and (b) of Section 2.09, (ii) to the Administrative Agent at the Applicable Office for the accounts of the Revolving Lenders, the then unpaid principal amount of each Revolving Borrowing on the Revolving Maturity Date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the 10th day after such Swingline Loan is made; PROVIDED that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested. The Borrower will repay the principal amount of each Loan and the accrued interest thereon in the currency of such Loan.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and, in the case of any Eurocurrency Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower, at its own expense, shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form consistent with this Agreement and reasonably approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to the Second Closing Assignment or Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.05. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, any LC Subsidiary may request the issuance (or the amendment, renewal or extension) of Letters of Credit denominated in Dollars or Euros in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any LC Subsidiary to, or entered into by any LC Subsidiary with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), an LC Subsidiary shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent, at the Applicable Office, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable LC Subsidiary also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable LC Subsidiary shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed EUR 25,000,000 and (ii) the aggregate Revolving Exposures will not exceed the aggregate Revolving Commitments.

                  (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

                  (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, at the Applicable Office, for the account of the Issuing Bank, such Lender's Applicable Revolving Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable LC Subsidiary on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable LC Subsidiary for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower or the applicable LC Subsidiary shall reimburse such LC Disbursement by paying to the Administrative Agent at the Applicable Office an amount equal to such LC Disbursement, in the currency in which such LC Disbursement shall have been made, not later than 12:00 noon, New York time, on the date that such LC Disbursement is made, if the applicable LC Subsidiary shall have received notice of such LC Disbursement prior to 10:00 a.m., New York time, on such date, or, if such notice has not been received by the applicable LC Subsidiary prior to such time on such date, then not later than 12:00 noon, New York time, on (A) the Business Day that the applicable LC Subsidiary receives such notice, if such notice is received prior to 10:00 a.m., New York time, on the day of receipt, or (B) the Business Day immediately following the day that the applicable LC Subsidiary receives such notice, if such notice is not received prior to such time on the day of receipt.

If the Borrower or the applicable LC Subsidiary fails to make such payment when due, then the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the applicable LC Subsidiary in respect thereof and such Lender's Applicable Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Percentage of the payment then due from the applicable LC Subsidiary in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower or the applicable LC Subsidiary pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower or the applicable LC Subsidiary of its obligation to reimburse such LC Disbursement.

                  (f) OBLIGATIONS ABSOLUTE. The Borrower's or the applicable LC Subsidiary's obligations to reimburse LC Disbursements as provided in paragraph
(e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, subject to the proviso in the next sentence, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's or the applicable LC Subsidiary's obligations hereunder. None of the Administrative Agent, the Revolving Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to any LC Subsidiary to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and each LC Subsidiary to the extent permitted by applicable law) suffered by the Borrower or any LC Subsidiary that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable LC Subsidiary by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the applicable LC Subsidiary of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

                  (h) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower or the applicable LC Subsidiary shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower or the applicable LC Subsidiary reimburses such LC Disbursement, at (i) in the case of any LC Disbursement denominated in Dollars, the rate per annum then applicable to Base Rate Revolving Loans and (ii) in the case of any LC Disbursement denominated in Euros, a rate per annum determined by the Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to Eurocurrency Revolving Loans; PROVIDED that, at all times after the Borrower or the applicable LC Subsidiary fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

                  (i) CASH COLLATERALIZATION. If the Revolving Commitments shall be terminated or if any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower and the applicable LC Subsidiaries shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral with respect to the LC Exposure shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower and the LC Subsidiaries under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the risk and expense of the Borrower and the LC Subsidiaries, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower and the LC Subsidiaries for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower and the LC Subsidiaries under this Agreement. If the Borrower and the LC Subsidiaries are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to them within three Business Days after all Events of Default have been cured or waived.

                  (j) EXISTING LETTERS OF CREDIT. As of the date hereof, Global has outstanding for its account two Existing Letters of Credit under the Existing Credit Agreements. The parties hereto agree that each Existing Letter of Credit shall be deemed for purposes of this Agreement to be a Letter of Credit issued on the Effective Date on the same terms and conditions as each other Letter of Credit and that the issuing bank in respect thereof shall for all purposes hereof have the same rights in respect of each Existing Letter of Credit as the Issuing Bank has in respect of any Letter of Credit.

                  (k) DESIGNATION OF LC SUBSIDIARIES. On or after the Effective Date, the Borrower may designate any Subsidiary as an LC Subsidiary by delivery to the Administrative Agent of an LC Subsidiary Agreement executed by such Subsidiary and the Borrower, and such Subsidiary shall for all purposes of this Agreement be an LC Subsidiary and a party to this Agreement upon such delivery and the satisfaction of the conditions set forth in Section 5.03 with respect to such Subsidiary until the Borrower shall have executed and delivered to the Administrative Agent an LC Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be an LC Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no LC Subsidiary Termination will become effective as to any LC Subsidiary at a time when any Letter of Credit issued for the account of such LC Subsidiary or any LC Disbursement in respect of any such Letter of Credit shall be outstanding hereunder. As soon as practicable upon receipt of an LC Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

                  SECTION 2.06. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, New York time, to the account of the Administrative Agent at the Applicable Office most recently designated by it for such purpose for Loans of such Class and currency by notice to the applicable Lenders; PROVIDED that Swingline Loans shall be made as provided in Section 2.19. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained by the Administrative Agent (i) in London, in the case of Loans denominated in Euros, or (ii) in New York City, in the case of Loans denominated in Dollars; PROVIDED that Revolving Loans made to finance the reimbursement of an LC Disbursement shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received at the Applicable Office notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (x) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of a Borrowing in Euros) and (y) the Federal Funds Effective Rate (in the case of a Borrowing in Dollars) or (ii) in the case of the Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and the Administrative Agent shall return to the Borrower any amount (including interest) paid by the Borrower to the Administrative Agent pursuant to this paragraph.

                  SECTION 2.07. INTEREST ELECTIONS. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent at the Applicable Office of such election by telephone by the time that a Borrowing Request would be required under
Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent at the Applicable Office of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing denominated in Euros to a Base Rate Borrowing.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) if the resulting Borrowing is to be denominated in Dollars, whether such Borrowing is to be a Base Rate Borrowing or Eurocurrency Borrowing; and

                  (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender holding a Loan to which such request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to a Base Rate Borrowing as of the end of such Interest Period and (ii) in the case of a Borrowing denominated in Euros, such Borrowing shall become due and payable on the last day of such Interest Period.

                  SECTION 2.08. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the (i) Tranche A Term Commitments and Tranche B Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date; PROVIDED that all the Commitments shall terminate at 5:00 p.m., New York City time, on March 31, 2000, if the Effective Date shall not have occurred prior to such time.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; PROVIDED that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple that is a Borrowing Multiple and not less than the Borrowing Minimum and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

                  (c) If any prepayment of Term Borrowings is required pursuant to Section 2.10 but cannot be made because there are no Term Borrowings outstanding or because the amount of the required prepayment exceeds the outstanding amount of Term Borrowings, then, on the date that such prepayment is required, the Revolving Commitments shall be reduced ratably by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term Borrowings, as the case may be.

                  (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section or any required reduction of the Revolving Commitments under paragraph
(c) of this Section, at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.09. AMORTIZATION OF TERM LOANS. (a) The Borrower shall repay the Tranche A Term Borrowings on each of the dates set forth below in an aggregate principal amount sufficient to reduce the aggregate amount of the Euro Equivalents of the outstanding principal amounts of the Tranche A Term Borrowings to the respective amounts set forth opposite such dates (as such amounts shall be reduced from time to time pursuant to paragraph (d) below):

     DATE                                                        AMOUNT

June 30, 2000                                                  EUR298,333,333
September 30, 2000                                             EUR296,666,660
December 31, 2000                                              EUR295,000,000
March 31, 2001                                                 EUR288,750,000
June 30, 2001                                                  EUR282,500,000
September 30, 2001                                             EUR276,250,000
December 31, 2001                                              EUR270,000,000
March 31, 2002                                                 EUR253,750,000
June 30, 2002                                                  EUR237,500,000
September 30, 2002                                             EUR221,250,000
December 31, 2002                                              EUR205,000,000
March 31, 2003                                                 EUR188,750,000
June 30, 2003                                                  EUR172,500,000
September 30, 2003                                             EUR156,250,000
December 31, 2003                                              EUR140,000,000
March 31, 3004                                                 EUR122,500,000
June 30, 2004                                                  EUR105,000,000
September 30, 2004                                             EUR 87,500,000
December 31, 2004                                              EUR 70,000,000
March 31, 2005                                                 EUR 52,500,000
June 30, 2005                                                  EUR 35,000,000
September 30, 2005                                             EUR 17,500,000
December 31, 2005                                                           0

                  (b) The Borrower shall repay the Tranche B Term Borrowings on each of the dates set forth below in the aggregate principal amount set forth opposite such date (as such amount shall be reduced from time to time pursuant to paragraph (d) below):

           DATE                                                        AMOUNT

June 30, 2000                                                    $ 1,166,667
September 30, 2000                                               $ 1,166,667
December 31, 2000                                                $ 1,166,666
March 31, 2001                                                   $   875,000
June 30, 2001                                                    $   875,000
September 30, 2001                                               $   875,000
December 31, 2001                                                $   875,000
March 31, 2002                                                   $   875,000
June 30, 2002                                                    $   875,000
September 30, 2002                                               $   875,000
December 31, 2002                                                $   875,000
March 31, 2003                                                   $   875,000
June 30, 2003                                                    $   875,000
September 30, 2003                                               $   875,000
December 31, 2003                                                $   875,000
March 31, 2004                                                   $   875,000
June 30, 2004                                                    $   875,000
September 30, 2004                                               $   875,000
December 31, 2004                                                $   875,000
March 31, 2005                                                   $   875,000
June 30, 2005                                                    $   875,000
September 30, 2005                                               $   875,000
December 31, 2005                                                $   875,000
March 31, 2006                                                   $41,125,000
June 30, 2006                                                    $41,125,000
September 30, 2006                                               $41,125,000
December 31, 2006                                                $41,125,000
March 31, 2007                                                   $41,125,000

June 30, 2007                                                    $41,125,000
September 30, 2007                                               $41,125,000
December 31, 2007                                                $41,125,000

                  (c) To the extent not previously paid, all Tranche A Term Loans shall be due and payable on the Tranche A Term Maturity Date and all Tranche B Term Loans shall be due and payable on the Tranche B Term Maturity Date.

                  (d) Any prepayment of a Term Borrowing of any Class shall be applied (i) first to reduce the scheduled repayments of the Term Borrowings of such Class becoming due prior to the first anniversary of such prepayment in the order of maturity, and (ii) second to reduce the subsequent scheduled repayments of the Term Borrowings of such Class ratably. The applicable amortization schedule set forth in paragraph (a) or (b) above shall be appropriately adjusted by the Administrative Agent to give effect to the application of each prepayment as specified in this paragraph.

                  (e) Prior to any repayment of any Term Borrowings of either Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

                  SECTION 2.10. PREPAYMENT OF LOANS. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section.

                  (b) If on any date the aggregate Revolving Exposures exceed the aggregate Revolving Commitments the Borrower shall, not later than the second Business Day following such date, prepay Revolving Loans in an amount sufficient to eliminate such excess (after giving effect to any other prepayment of Loans on or prior to the date of prepayment).

                  (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of UCAR, Global, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall promptly notify the Administrative Agent and shall, not later than the next Business Day after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to 100% (or, in the case of any event described in clause (c) of the definition of the term Prepayment Event, 50%) of such Net Proceeds; PROVIDED that no prepayment shall be required under this paragraph in respect of a Prepayment Event described in clause (b) or (c) of the definition of such term if at UCAR's fiscal quarter end occurring on or most recently prior to the date on which such prepayment would otherwise have been due and for the four quarter period then ended the Leverage Ratio shall have been lower than 2.00 to 1.00.

                  (d) Following the end of each fiscal year of UCAR, commencing with the fiscal year ending December 31, 2000, the Borrower shall prepay Term Borrowings in an aggregate amount equal to (i) if the Leverage Ratio at the end of and for such fiscal year shall have been equal to or greater than 2.50 to 1.00, 75% of Excess Cash Flow for such fiscal year, or (ii) if the Leverage Ratio at the end of and for such fiscal year shall have been lower than 2.50 to 1.00, 50% of Excess Cash Flow for such fiscal year; PROVIDED that no prepayment shall be required under this paragraph in respect of any fiscal year if at the end of such fiscal year the Leverage Ratio shall have been lower than 2.00 to
1.00. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 6.04 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

                  (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings and Tranche B Term Borrowings ratably based on the aggregate Euro Equivalents of the principal amounts of the outstanding Borrowings of each such Class; PROVIDED that any Tranche B Term Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least three Business Days prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to paragraph (a) or (c) above, in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Borrowings and Tranche B Term Loans of Lenders that shall not have declined such prepayment, ratably in accordance with the aggregate Euro Equivalents of the outstanding principal amounts thereof; PROVIDED FURTHER that no Tranche B Lender shall be entitled to make such election to the extent that the portion of the prepayment as to which such election is made exceeds the aggregate outstanding amount of Tranche A Term Loans and Tranche B Term Loans of Lenders that shall not have declined such prepayment (and if the Tranche B Term Lenders shall not be permitted by reason of this further proviso to decline the entire amount of any prepayment, the portion of such prepayment that may be so declined shall be apportioned among the Tranche B Term Lenders that shall have notified the Administrative Agent of their election to decline such prepayment ratably in accordance with the amounts of their respective Tranche B Term Loans).

                  (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of a prepayment of a Loan other than a Swingline Loan, at the Applicable Office not later than 11:00 a.m., New York time, five Business Days before the date of prepayment and (ii) in the case of prepayment of a Swingline Loan, at the Applicable Office not later than 12:00 noon, New York time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest on the amount prepaid.

                  SECTION 2.11. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of each

Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees in respect of any Commitment shall be payable in arrears on the last day of March, June, September and December of each year commencing on the first such date to occur after the date hereof, and on the date on which such Commitment terminates. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the LC Exposure of such Lender.

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Revolving Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Revolving Lender's Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate separately agreed between the Issuing Bank and the Borrower on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued under this paragraph through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; PROVIDED that all such fees shall be payable on the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure (and any such fees remaining unpaid after the Revolving Maturity Date or earlier termination of the Revolving Commitments shall be payable on demand). Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances (absent manifest error).

                  SECTION 2.12. INTEREST. (a) The Loans comprising each Eurocurrency Term Borrowing and each Eurocurrency Revolving Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (b) The Loans comprising each Base Rate Borrowing (including each Swingline Loan) shall bear interest at the Base Rate plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 1% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 1% per annum plus the rate applicable to Base Rate Revolving Loans as provided in paragraph (b) above.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the applicable Revolving Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) above shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Loan, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted LIBO Rate or Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by a majority in interest of the affected Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request for a Eurocurrency Revolving Borrowing denominated in such currency (A) if such currency is the Dollar, shall be deemed a request for a Base Rate Borrowing and (B) if such currency is the Euro, shall be ineffective, and (ii) any Interest Election Request that requests the conversion of any Revolving Borrowing denominated in such currency to, or continuation of any Revolving Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing denominated in such currency that is requested to be continued shall bear interest at such rate or rates as the Administrative Agent and the Borrower shall agree upon to reflect the cost to such Lenders of making or maintaining their Loans (or, in the absence of such agreement, shall be repaid on the last day of the then current Interest Period applicable thereto).

                  SECTION 2.14. INCREASED COSTS. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has had or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16. TAXES. (a) Any and all payments by or on account of the Borrower or any LC Subsidiary hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any LC Subsidiary shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such LC Subsidiary shall make such deductions and (iii) the Borrower or such LC Subsidiary shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower and each LC Subsidiary shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any LC Subsidiary hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; PROVIDED, that the Administrative Agent, such Lender or the Issuing Bank, as applicable, shall cooperate with the Borrower and any LC Subsidiary, at the Borrower's or such LC Subsidiary's sole cost and expense, in good faith to recover any such

Indemnified Taxes or Other Taxes that the Administrative Agent, such Lender or the Issuing Bank, as applicable, and the Borrower or such LC Subsidiary agree were incorrectly or illegally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower or any LC Subsidiary by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any LC Subsidiary to a Governmental Authority, the Borrower or such LC Subsidiary shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower or any LC Subsidiary is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or such LC Subsidiary as will permit such payments to be made without withholding or at a reduced rate; PROVIDED that such Foreign Lender has received written notice from the Borrower or such LC Subsidiary advising it of the availability of such exemption or reduction and containing all applicable documentation. For purposes of any withholding tax imposed by the United States of America in effect as of the date of this Agreement, the documentation referred to in the preceding sentence of this paragraph (e) shall include (and this sentence shall constitute the written notice referred to in such preceding sentence): (i) in the case of a Foreign Lender that is a "bank" under Section 881(c)(3)(A) of the Code, two duly completed copies of either Internal Revenue Service Form W-8ECI or W-8BEN (or applicable successor form, as the case may be), and (ii) in the case of a Foreign Lender that is not a "bank" under Section 881(c)(3)(A) of the Code, (x) a certificate of a duly authorized officer of such Foreign Lender certifying that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower or LC Subsidiary within the meaning of Section 881(c)(3)(B) of the Code or (c) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (y) two duly completed copies of Internal Revenue Service Form W-8BEN (or applicable successor form).

                  (f) If the Administrative Agent, any Lender or the Issuing Bank, as the case may be, determines in its reasonable discretion that it is entitled to receive a refund, credit or other tax benefit in respect of Taxes with respect to which it has received additional amounts from the Borrower or any LC Subsidiary pursuant to paragraph (a) of this Section 2.16 or to which it has been indemnified by the Borrower or any LC Subsidiary pursuant to paragraph
(b) or (c) of this Section 2.16, the Administrative Agent, such Lender or the Issuing Bank, as applicable, shall notify the Borrower or such LC Subsidiary, as applicable, and shall, within 45 days (or such shorter period of time as may be prescribed by applicable law for a timely application) after receipt of a request by the Borrower or such LC Subsidiary, apply for such refund, credit or other tax benefit at the Borrower's or LC Subsidiary's expense. The Administrative Agent, such Lender or the Issuing Bank, as applicable, shall in good faith prepare or amend any filings, returns or other documentation required to obtain such refund, credit or other tax benefit and the Borrower or LC Subsidiary, as applicable, shall not have the right to participate therein. If the Administrative Agent, such Lender or the Issuing Bank, as applicable, receives a refund, credit or other tax benefit pursuant to this paragraph (f), the Administrative Agent, such Lender or the Issuing Bank, as applicable, shall promptly pay such amount to the Borrower or LC Subsidiary, as applicable, together with any interest received thereon.

                  SECTION 2.17. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS. (a) The Borrower and each LC Subsidiary shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account as the Administrative Agent shall from time to time specify at its offices at (i) in the case of any amount denominated in Euros, c/o J. P. Morgan Services, Inc., Morgan Christiana Center, 500 Stanton Christiana Road, Newark, Delaware 19713-2107, and (ii) in the case of any amount denominated in Dollars, c/o J. P. Morgan Services, Inc., Morgan Christiana Center, 500 Stanton Christiana Road, Newark, Delaware 19713-2107 or, in either case, at such other address as the Administrative Agent shall from time to time specify in a notice delivered to the Borrower; PROVIDED that payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16, 2.19 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest or fees in respect of any Loan or LC Disbursement shall be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in Dollars at the Exchange Rate in effect at such time of payment, if applicable. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Term Loans, Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Loans or participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Loans or participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their respective Term Loans, Revolving Loans or participations in LC Disbursements and Swingline Loans and accrued interest thereon; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to UCAR, Global, the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each of UCAR, Global, the Borrower and each LC Subsidiary consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against UCAR, Global, the Borrower or such LC Subsidiary rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of UCAR, Global, the Borrower or such LC Subsidiary in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower or an LC Subsidiary prior to the date on which any payment is due to the Administrative Agent for the account of all or certain of the Lenders or the Issuing Bank hereunder that the Borrower or such LC Subsidiary will not make such payment, the Administrative Agent may assume that the Borrower or such LC Subsidiary has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower or such LC Subsidiary has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry practices on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent or another Lender under this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender's obligations under this Agreement until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.
(a) If any Lender requests compensation under Section 2.14, or if the Borrower or any LC Subsidiary is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrower and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.19. SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the aggregate Revolving Exposures exceeding the total Revolving Commitments; PROVIDED that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Revolving Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Revolving Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

                                  ARTICLE IIII

                               NTERCOMPANY LOANS

                  SECTION 3.01. INTERCOMPANY LOANS. (a) The proceeds of the
Term Borrowings shall be used by the Borrower, simultaneously with the making of such Borrowings, to make Intercompany Term Loans to the Intercompany Borrowers in the respective amounts set forth in Schedule 3.01.

                  (b) The proceeds of each Revolving Borrowing shall be used by the Borrower, simultaneously with the making of such Borrowing, to make one or more Intercompany Revolving Loans or Intercompany Term Loans to the Intercompany Borrowers and in the amounts specified in the Borrowing Request delivered in connection with such Borrowing under Section 2.03.

                  SECTION 3.02. INTERCOMPANY NOTES. Each Intercompany Term Loan shall be evidenced by an Intercompany Term Note in the form of Exhibit F-2, payable to the order of the Borrower and duly executed by the applicable Intercompany Borrower. Each Intercompany Revolving Loan shall be evidenced by an Intercompany Revolving Note in the form of Exhibit F-1, payable to the order of the Borrower and duly executed by the applicable Intercompany Borrower. Each Intercompany Note will be pledged by the Borrower to the Collateral Agent pursuant to the Domestic Pledge Agreement as security for the Obligations. Notwithstanding the foregoing, Intercompany Term Loans and Intercompany Revolving Loans may be evidenced by notes or other instruments in a form approved by the Administrative Agent, which approval will not be unreasonably withheld, PROVIDED that such notes will contain covenants substantially the same as the covenants set forth in Section 3.03(a).

                  SECTION 3.03. MODIFICATION AND PREPAYMENT OF INTERCOMPANY LOANS. (a) The Borrower covenants and agrees that it will not, without the consent of the Required Lenders, (i) cause or permit the terms of any Intercompany Loan or Intercompany Note or any related document (including any Guarantee or Security Document) to be amended, modified or waived in any respect (except that the Borrower and the applicable Intercompany Borrower may agree to change the rate at which interest accrues on any Intercompany Note and the Administrative Agent may, without the approval of the Required Lenders, approve any other changes that it determines are not adverse to the Lenders), (ii) cancel or compromise any Intercompany Note or contribute any Intercompany Note to the capital of the Intercompany Borrower obligated thereon, (iii) transfer or assign, or create any Lien (other than pursuant to the Domestic Pledge Agreement) on, any Intercompany Loan or Intercompany Note, or (iv) demand or accept any payment under any Intercompany Note (other than payments of interest when and as due and prepayments permitted under paragraph (b) below).

                  (b) The Borrower covenants and agrees that it will not, without the consent of the Required Lenders, cause or permit any Intercompany Loan or Intercompany Note to be prepaid; PROVIDED that:

                  (i) any Intercompany Revolving Loan may be prepaid if the proceeds of such prepayment are simultaneously applied to prepay the related Revolving Borrowing;

                  (ii) the Intercompany Term Loans may be prepaid if (A) the Borrower shall have delivered to the Administrative Agent and each Lender, not fewer than 10 Business Days prior to the date of any such prepayment, a notice setting forth the amounts by which the respective Intercompany Term Loans are to be prepaid and, (x) unless such prepayment is to be made by the Intercompany Borrowers ratably in accordance with the outstanding principal amounts of their respective Intercompany Term Notes, the Administrative Agent or the Required Lenders shall not have objected to such prepayment on the ground that it would result in the assets securing such remaining Intercompany Term Loans having a materially lower realizable value in relation to the outstanding principal amounts thereof than prior to such prepayment or
         (y) such prepayment is made in connection with a repayment or prepayment of Term Loans, and is in the amount required due to the non-Intercompany Borrowers being unable to declare and pay dividends or to make loans to fund such repayment or prepayment of Term Loans without material tax disadvantages, and in each case (B) the aggregate amount of all prepayments of Intercompany Term Loans of the initial Foreign Intercompany Borrowers (less the amount of additional Intercompany Term Loans made to the initial Foreign Intercompany Borrowers after the Effective Date), expressed as a percentage of the aggregate original principal amount of the Intercompany Term Loans, shall not at any time exceed the percentage of the Term Borrowings repaid or prepaid at any time after the Effective Date pursuant to
         Section 2.09 or 2.10; and

                  (iii) in the event that Global shall have determined that an Intercompany Borrower will not be able to support the Intercompany Loan outstanding to it due to a deterioration in performance or a plant closure or shutdown, such Intercompany Loan may be prepaid in an amount sufficient to reduce the outstanding amount thereof to the greatest amount that such Intercompany Borrower can reasonably be expected to support in light of such deterioration or plant closure or shutdown if the proceeds of such prepayment are simultaneously advanced to another Intercompany Borrower or used to prepay Term Loans; PROVIDED that the Borrower shall have delivered to the Administrative Agent and each Lender, not fewer than 10 Business Days prior to the date of any such prepayment, a notice setting forth the amount of such prepayment and the facts giving rise thereto, and the Administrative Agent or the Required Lenders shall not have objected to such prepayment.

In any case described under clause (ii) or (iii) above in which the Intercompany Loans of a Foreign Subsidiary will be reduced (other than in connection with a ratable reduction of the Intercompany Loans of all Intercompany Borrowers), the Borrower shall deliver together with the notice required under clause (ii) or
(iii) above a balance sheet certified on behalf of Global by a Financial Officer of Global for each Foreign Subsidiary the Intercompany Loans of which will be reduced in connection with the proposed prepayments.

                  SECTION 3.04. DESIGNATION OF INTERCOMPANY BORROWERS. The initial Intercompany Borrowers shall be those listed in Schedule 3.01 hereto. On or after the Effective Date, the Borrower may designate any Wholly Owned Subsidiary of Global as an Intercompany Borrower by delivery to the Administrative Agent of an Intercompany Borrower Agreement executed by such Subsidiary and the Borrower, and such Subsidiary shall for all purposes of this Agreement be an Intercompany Borrower upon such delivery and the satisfaction of the conditions set forth in Section 5.03 with respect to such Subsidiary. As soon as practicable upon receipt of an Intercompany Borrower Agreement, the Administrative Agent shall send a copy thereof to each Lender.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each of UCAR, Global and the Borrower represents and warrants to each of the Lenders that:

                  SECTION 4.01. ORGANIZATION; POWERS. Each of UCAR, Global, the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower and the LC Subsidiaries, to borrow and otherwise obtain credit hereunder.

                  SECTION 4.02. AUTHORIZATION. The execution, delivery and performance by UCAR, Global, the Borrower and each of the Subsidiaries of each of the Loan Documents to which it is or will be a party (and, in the case of the Borrower and the LC Subsidiaries, the borrowings and other extensions of credit hereunder), the making of the Intercompany Loans, the refinancing of the Existing Credit Agreements and Global's 12% Senior Subordinated Notes due 2005, the satisfaction of the Collateral and Guarantee Requirement and the other transactions contemplated hereby and thereby (collectively, the "TRANSACTIONS")

(a) have been duly authorized by all corporate and stockholder action required to be obtained by UCAR, Global, the Borrower and the Subsidiaries and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation or of the certificate or articles of incorporation or other constitutive documents or by-laws of UCAR, Global, the Borrower or any Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which UCAR, Global, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 4.02, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by UCAR, Global, the Borrower or any Subsidiary, other than the Liens created by the Loan Documents.

                  SECTION 4.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by UCAR, Global, the Borrower and each LC Subsidiary which is party hereto and constitutes, and each other Loan Document when executed and delivered by UCAR, Global, the Borrower and each other Loan Party which is party thereto will constitute, a legal, valid and binding obligation of UCAR, Global, the Borrower and such Loan Party enforceable against UCAR, Global, the Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) filings and recording necessary to satisfy the Collateral and Guarantee Requirement, (b) such as have been made or obtained and are in full force and effect and (c) such actions, consents, registrations, filings and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.05. FINANCIAL STATEMENTS. UCAR has heretofore furnished to the Lenders its consolidated balance sheets and consolidated statements of operations, cash flows and stockholders' equity as of and for (a) the fiscal year ended December 31, 1998, audited by and accompanied by the opinion of KPMG LLP, independent public accountants and (b) the fiscal periods ended March 31, 1999, June 30, 1999 and September 30, 1999, in each case unaudited but certified on behalf of Global by a Financial Officer of Global. Such financial statements present fairly the consolidated financial condition and results of operations of UCAR and its subsidiaries as of such dates and for such periods. Except as disclosed in the Information Memorandum, none of UCAR, Global, the Borrower and the Subsidiaries has or shall have as of the Effective Date any material Guarantee, contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, which is not reflected in the foregoing statements or the notes thereto. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                  SECTION 4.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the assets, liabilities (including contingent liabilities), business, properties, financial condition or results of operations of UCAR and its subsidiaries, taken as a whole, since December 31, 1998.

                  SECTION 4.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES.
(a) Each of UCAR, Global, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all its respective material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 7.02.

                  (b) Each of UCAR, Global, the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of UCAR, Global, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases to which it is a party, other than leases which, individually or in the aggregate, are not material to Global, the Borrower and the Subsidiaries, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  (c) Each of UCAR, Global, the Borrower and the Subsidiaries owns or has licenses to use, or could obtain ownership of or licenses to use, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.08. SUBSIDIARIES. (a) Schedule 4.08 sets forth as of the Effective Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by Global or by any Subsidiary.

                  (b) As of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than those granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any Capital Stock of UCAR, Global, the Borrower or any Subsidiary, except under the Loan Documents or as set forth on Schedule 4.08.

                  SECTION 4.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth in Schedule 4.09, there are not any material actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Global, threatened against or affecting UCAR, Global, the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or, as of the Effective Date, the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (b) None of UCAR, Global, the Borrower, the Subsidiaries and their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any Environmental
Law), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.10. AGREEMENTS. (a) None of UCAR, Global, the Borrower and the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) None of UCAR, Global, the Borrower and the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 4.11. FEDERAL RESERVE REGULATIONS. (a) None of UCAR, Global, the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, as defined in Regulation U of the Board from time to time in effect ("MARGIN STOCK").

                  (b) No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

                  SECTION 4.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of UCAR, Global, the Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.13. USE OF PROCEEDS. The Borrower and the LC Subsidiaries have used, and will use, the proceeds of the Loans and have requested, and will request, the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

                  SECTION 4.14. TAX RETURNS. Each of UCAR, Global, the Borrower and the Subsidiaries has timely filed or caused to be timely filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments in excess of $2,000,000 in the aggregate, except for taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 6.03 and for which such person has set aside on its books adequate reserves. Each of UCAR, the Borrower and the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Effective Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.14, as of the Effective Date, with respect to each of UCAR, Global, the Borrower and the Subsidiaries, (a) no material claims are being asserted in writing with respect to any taxes, (b) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority and (d) no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority. For purposes hereof, "TAXES" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                  SECTION 4.15. NO MATERIAL MISSTATEMENTS. (a) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of UCAR, the Borrower or any of the Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum dated January 2000 and the supplement thereto dated February 2000 (the "INFORMATION MEMORANDUM") relating to UCAR and its subsidiaries), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Effective Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the refinancing (as described in the Information Memorandum) or of UCAR, Global, the Borrower, and the Subsidiaries, taken as a whole.

                  (b) All financial projections concerning UCAR, Global, the Borrower and the Subsidiaries that are or have been made available to the Administrative Agent or any Lender by UCAR, Global, the Borrower or any Subsidiary, including those contained in the Information Memorandum, unless otherwise disclosed, have been or will be prepared in good faith based upon assumptions believed by UCAR, Global and the Borrower to be reasonable.

                  SECTION 4.16. EMPLOYEE BENEFIT PLANS. Each of UCAR, Global, the Borrower and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which UCAR, Global, the Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, the present value of all benefit liabilities under each Plan of UCAR, the Borrower and the ERISA Affiliates (on a termination basis and based on the actual assumptions used by such Plan under Section 412 of the Code) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $7,500,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the actual assumptions used by such Plan under Section 412 of the Code) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $15,000,000 the value of the assets of all such underfunded Plans. None of UCAR, Global, the Borrower and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. None of UCAR, Global, the Borrower and the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  SECTION 4.17. ENVIRONMENTAL MATTERS. Except as set forth in
Schedule 4.17:

                  (a) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently owned or currently or formerly operated by UCAR, Global, the Borrower and the Subsidiaries (the "PROPERTIES") in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to give rise to an Environmental Claim which, in any such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect or
(iii) could reasonably be expected to impair materially the fair saleable value of any material Property.

                  (b) The Properties and all operations of UCAR, Global, the Borrower and the Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, are not reasonably likely to result in a Material Adverse Effect.

                  (c) None of UCAR, Global, the Borrower and the Subsidiaries has received any written notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters UCAR, Global, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

                  (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably be expected to give rise to liability of UCAR, the Borrower or any Subsidiary under any Environmental Law, nor have any of UCAR, the Borrower and the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

                  (e) No Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties except for Liens permitted by Section 7.02.

                  (f) During the period from the date of the environmental assessment report prepared by ENVIRON Corporation in connection with the recapitalization of UCAR consummated in 1995 to the Effective Date, no event has occurred or been discovered, no liability has been incurred and no Environmental Claim has been asserted that, had it been in existence at the time such report was issued, would have materially adversely altered the ultimate conclusions contained therein as to the general materiality to the Lenders of environmental liabilities, actual and potential, with respect to the properties, activities and operations covered thereby.

                  SECTION 4.18. CAPITALIZATION OF UCAR, GLOBAL AND THE BORROWER . The authorized Capital Stock, the par value thereof and the amount of such authorized Capital Stock issued and outstanding for each of UCAR, Global and the Borrower as of February 9, 2000, is set forth on Schedule 4.18 (except for changes in the outstanding common stock of UCAR due to exercises under employee stock option or employee stock purchase plans in the ordinary course since February 9, 2000). All outstanding shares of Capital Stock of each of Global and the Borrower are fully paid and nonassessable, are owned beneficially and of record by UCAR and are free and clear of all Liens and encumbrances whatsoever other than the Liens created by the Loan Documents.

                  SECTION 4.19. SECURITY DOCUMENTS. (a) Each Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in such Pledge Agreement), and when such Collateral is delivered to the Collateral Agent such Pledge Agreement will constitute a fully perfected first priority Lien on and security interest in all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

                  (b) Each Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in such Security Agreement), and when the actions contemplated by such Security Agreement are taken, such Security Agreement will constitute a fully perfected Lien on and security interest in all right, title and interest of the grantors thereunder in such Collateral and, subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by
Section 7.02.

                  (c) When a Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, and when the other actions contemplated by such Security Agreement are taken, such Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in such Security Agreement) and, subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person.

                  (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(d) (or, in the case of Mortgaged Properties not owned by UCAR or a Subsidiary on the date hereof, the appropriate filing offices in the jurisdictions in which such Mortgaged Properties are located), the Mortgages will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and, subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 7.02.

                  (e) On the Effective Date, after giving effect to the Transactions to occur on the Effective Date, and at all times thereafter, the Collateral and Guarantee Requirement will have been satisfied.

                  SECTION 4.20. LABOR MATTERS. Except as set forth in Schedule 4.20, there are no strikes pending or threatened against UCAR, Global, the Borrower or any Subsidiary which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of UCAR, Global, the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from UCAR, Global, the Borrower or any Subsidiary or for which any claim may be made against UCAR, Global, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of UCAR, Global, the Borrower or such Subsidiary to the extent required by GAAP. None of the Transactions has given or will give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which UCAR, Global, the Borrower or any Subsidiary (or any predecessor) is a party or by which UCAR, Global, the Borrower or any Subsidiary (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to UCAR, Global, the Borrower and the Subsidiaries taken as a whole.

                  SECTION 4.21. NO FOREIGN ASSETS CONTROL REGULATION VIOLATION. None of the Transactions will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Loans or the Letters of Credit be used by the Borrower or any LC Subsidiary in a manner that would violate any thereof.

                  SECTION 4.22. INSURANCE. Each of UCAR, Global, the Borrower and the Subsidiaries carries and maintains with respect to its insurable properties insurance (including, to the extent consistent with past practices, self-insurance) with financially sound and reputable insurers of the types, to such extent and against such risks as is customary with companies in the same or similar businesses.

                  SECTION 4.23. LOCATION OF REAL PROPERTY AND LEASED PREMISES.
(a) Schedule 4.23(a) lists completely and correctly as of the Effective Date all real property owned by UCAR, Global, the Borrower, each Domestic Subsidiary, each Intercompany Borrower and each other Subsidiary that is required to grant a Mortgage pursuant to the Collateral and Guarantee Requirement and the address thereof. As of the Effective Date, UCAR, Global, the Borrower and the Subsidiaries own in fee all the real property set forth as being owned by them on Schedule 4.23(a).

                  (b) Schedule 4.23(b) lists completely and correctly as of the Effective Date all real property leased by UCAR, Global, the Borrower, each Domestic Subsidiary, each Intercompany Borrower and each other Subsidiary that is required to grant a leasehold mortgage pursuant to the Collateral and

Guarantee Requirement and the address thereof. As of the Effective Date, UCAR, Global, the Borrower and the Subsidiaries have valid leases in all the real property set forth as being leased by them on Schedule 4.23(b).

                  SECTION 4.24. LITIGATION LIABILITIES. The sum of the aggregate Litigation Payments made after the Effective Date in excess of the Litigation Reserves in effect on September 30, 1999 (less the amount of charges against such Litigation Reserves prior to the Effective Date), plus the aggregate amount of additional Litigation Reserves in respect of Litigation Liabilities created after September 30, 1999, does not, and is not reasonably expected to, exceed at any time the difference between $130,000,000 and the aggregate amount of Indebtedness outstanding under Section 7.01(a)(xii) at the time of determination. It is understood that all Litigation Payments and Litigation Reserves other than those of the Department of Justice will be calculated on a gross Dollar basis for purposes of determining the accuracy of this representation.

                  SECTION 4.25. YEAR 2000. There has not occurred, and none of UCAR, Global, the Borrower and the Subsidiaries expects that there will occur, any material disruption in the operations or business systems of any of them resulting from the inability of their computer systems or equipment to recognize or properly process dates in or following the year 2000.

                  SECTION 4.26. UCAR GRAPH-TECH INC. As of the Effective Date, the net book value of the assets of UCAR Graph-Tech Inc. is less than $25,000,000. The portion of EBITDA attributable to UCAR Graph-Tech Inc. for the three month period ended December 31, 1999, was less than $2,000,000.


                                    ARTICLE V

                                   CONDITIONS

                  SECTION 5.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank and dated the Effective Date) of each of (i) Kelley Drye & Warren LLP, counsel for UCAR, Global and the Borrower, substantially to the effect set forth in the form of Exhibit J-1, (ii) the General Counsel of UCAR, Global and the Borrower, substantially to the effect set forth in the form of Exhibit J-2, (iii) the Chief Patent Counsel of UCAR substantially to the effect set forth in the form of Exhibit J-3, and (iv) local counsel in each jurisdiction listed on Schedule 5.01, in each case in a form reasonably satisfactory to the Administrative Agent, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the

         Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each of UCAR, Global and the Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and each initial Intercompany Borrower and LC Subsidiary, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the initial Intercompany Borrowers and LC Subsidiaries, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of Global, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02.

                  (e) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of Global, in form and substance reasonably satisfactory to the Administrative Agent, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and the other Subsidiaries in the jurisdictions contemplated by such Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 7.02 or have been released.

                  (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (g) The Lenders shall have received a reasonably satisfactory pro forma consolidated balance sheet of UCAR as of September 30, 1999, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, together with a certificate of Global signed by a Financial Officer of Global to the effect that such balance sheet fairly presents the pro forma consolidated financial position of UCAR and its subsidiaries in accordance with GAAP, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders.

                  (h) All requisite material Governmental Authorities and material third parties shall have been approved or consented to the Transactions and the other transactions contemplated hereby to the extent required and all applicable appeal periods shall have expired.

                  (i) Global's 12% Senior Subordinated Notes due 2005 shall have been repaid, or irrevocable action shall have been taken to effect the repayment thereof, in full, funds shall simultaneously with the initial Borrowing have been set aside with the trustee therefor to effect such repayment, and the indenture in respect thereof shall have no further force and effect (except in connection with such repayment), in each case on terms and conditions satisfactory to the Administrative Agent.

                  (j) The Existing Credit Agreements shall have been or shall simultaneously with the initial Borrowing be repaid in full, all agreements and instruments evidencing or governing the Indebtedness and other obligations thereunder, and all lending or other commitments thereunder, shall have been terminated and all Liens securing such Indebtedness and other obligations shall have been released, and the Administrative Agent shall have received such evidence as it shall have requested as to the foregoing.

                  (k) Each of the conditions set forth in Section 5.03 shall be satisfied with respect to each Intercompany Borrower and LC Subsidiary as of the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on March 31, 2000.

                  SECTION 5.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit (other than those in which a Revolving Loan is being continued or converted without any increase in the aggregate principal amount thereof or a Letter of Credit is being extended or renewed) shall be deemed to constitute a representation and warranty by UCAR, Global and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                  SECTION 5.03. INTERCOMPANY BORROWERS AND LC SUBSIDIARIES. The designation of any Subsidiary as an Intercompany Borrower or LC Subsidiary and the obligations of the Lenders to make any Loan the proceeds of which are to be advanced to an Intercompany Borrower and of the Issuing Bank to issue any Letter of Credit for the account of an LC Subsidiary shall not become effective until each of the following conditions is satisfied with respect to such Intercompany Borrower or LC Subsidiary (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have received (i) in the case of an Intercompany Borrower, a counterpart of an Intercompany Borrower Agreement signed on behalf of the Borrower and such Intercompany Borrower or (ii) in the case of an LC Subsidiary, an LC Subsidiary Agreement signed on behalf of the Borrower and such LC Subsidiary, or in either case written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of such Intercompany Borrower Agreement or LC Subsidiary Agreement, as applicable) that such party has signed a counterpart of such Intercompany Borrower Agreement or LC Subsidiary Agreement, as applicable.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank) of counsel satisfactory to the Administrative Agent in form reasonably satisfactory to the Administrative Agent and covering such matters as the Administrative Agent shall reasonably request in connection with such Intercompany Borrower or LC Subsidiary and the satisfaction of the Collateral and Guarantee Requirement in respect thereof. Each of UCAR, Global and the Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Intercompany Borrower or LC Subsidiary, the authorization of the Transactions to which it will be party and any other legal matters relating thereto, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the date such Subsidiary is intended to become an Intercompany Borrower or LC Subsidiary and signed by the President, a Vice President or a Financial Officer of Global, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02.

                  (e) The Collateral and Guarantee Requirement shall have been satisfied with respect to such Intercompany Borrower or LC Subsidiary. All requisite material Governmental Authorities and material third parties shall have been approved or consented to such Subsidiary becoming and acting as an Intercompany Borrower or LC Subsidiary and the Transactions to which it will be party.

                  (f) The Administrative Agent shall have received a balance sheet certified on behalf of Global by a Financial Officer of Global for such Intercompany Borrower or LC Subsidiary as of the fiscal quarter end next preceding the Financial Statement Delivery Date occurring on or most recently prior to the date of determination.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

                  Each of UCAR, Global and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of UCAR, Global and the Borrower will, and will cause each of the Subsidiaries to:

                  SECTION 6.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 7.05 and except for the liquidation or dissolution of Subsidiaries if the assets of such persons to the extent they exceed estimated liabilities are acquired by Global or a Wholly Owned Subsidiary in such liquidation or dissolution; PROVIDED that Subsidiaries that are Loan Parties or Guarantors may not be liquidated or dissolved into Subsidiaries that are not Loan Parties or Guarantors, respectively, and Domestic Subsidiaries may not be liquidated or dissolved into Foreign Subsidiaries.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations (including any Environmental Law) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

                  SECTION 6.02. INSURANCE. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses.

                  (b) Cause all such property and casualty insurance policies with respect to the Mortgaged Properties to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Effective Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that none of the applicable Loan Party, the Administrative Agent, the Collateral Agent or any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured Mortgaged Property) require from time to time to protect their interests; deliver original or certified copies of all such policies (or certificates in respect thereof satisfactory to the Collateral Agent) to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent or (ii) for any other reason upon less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent), or an insurance certificate with respect thereto, together with evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

                  (c) If at any time the area in which any of the Premises (as defined in the Mortgages) is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area (as so designated in the National Ocean and Earthquake Risk Map), obtain earthquake insurance in such reasonable total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

                  (d) With respect to each Mortgaged Property, carry and maintain comprehensive general liability insurance and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $1,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

                  (e) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.02 is taken out by UCAR, Global, the Borrower or any Subsidiary; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy or certified copy of such policy or policies, or an insurance certificate with respect thereto.

                  (f) In connection with the covenants set forth in this Section 6.02, it is understood and agreed that:

                  (i) none of the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their respective agents and employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their agents or employees. If, however, the insurance policies do not provide for waiver of subrogation rights against such parties, as required above, then each of UCAR, Global and the Borrower hereby agrees, to the extent permitted by law, to waive, and to cause each Subsidiary to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 6.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of UCAR, Global, the Borrower and the Subsidiaries or the protection of their properties.

                  SECTION 6.03. TAXES; OTHER CLAIMS. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and UCAR, Global, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto, or (b) the amount of such taxes, assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate.

                  SECTION 6.04. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year, a consolidated balance sheet and related consolidated statements of operations, cash flows and stockholders' equity showing the consolidated financial condition of UCAR, Global, the Borrower and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by KPMG LLP or other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent (which consent shall not be unreasonably withheld) and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related consolidated statements of operations, cash flows and stockholders' equity showing the consolidated financial condition of UCAR, Global, the Borrower and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by one of its Financial Officers on behalf of Global as fairly presenting the financial condition and results of operations of UCAR, Global, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, (i) a certificate of such accountants or of Global signed by one of its Financial Officers opining on or certifying such statements (which certificate, when furnished by such accountants, may be limited to accounting matters and disclaim responsibility for legal interpretations) (A) certifying that no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 7.10, 7.11 and 7.12 (it being understood that the information required by this clause (B) may be provided in a certificate of Global signed by one of its Financial Officers instead of from such accountants) and (ii) a certificate on behalf of Global signed by a Financial Officer certifying the outstanding principal amount and current rate of interest of each Intercompany Note as of such fiscal quarter or fiscal year end, as the case may be; PROVIDED, HOWEVER, that in the event the Euro Equivalent of the outstanding principal amount of any Intercompany Note shall increase by EUR25,000,000 or more at any time between the dates on which certificates are, or are to be, delivered under this paragraph, the Borrower will give prompt notice to the Administrative Agent of such increase;

                  (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other publicly available materials filed by UCAR, Global, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any governmental authority succeeding to any or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

                  (e) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of UCAR, Global, the Borrower and the Subsidiaries delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such paragraphs had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by Global signed by one of its Financial Officers reconciling such changes to what the financial statements would have been without such changes;

                  (f) within 90 days after the beginning of each fiscal year, a copy of an operating and capital expenditure budget for such fiscal year;

                  (g) promptly following the creation of or the initial acquisition of any equity interest in any Subsidiary, a certificate of Global signed by a Responsible Officer of Global identifying such new Subsidiary and the ownership interest of Global and the Subsidiaries therein;

                  (h) simultaneously with the delivery of any financial statements pursuant to paragraph (a) or (b) above, a balance sheet and related statements of operations, cash flows and stockholder's equity for the applicable period for each Unrestricted Subsidiary and for each minority interest in respect of which the Loan Parties shall, directly or indirectly, have an aggregate outstanding investment in excess of $1,000,000;

                  (i) promptly, a copy of all final reports submitted in connection with any material interim or material special audit made by independent accountants of the books of UCAR, Global, the Borrower or any Subsidiary; and

                  (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of UCAR, Global, the Borrower or any Subsidiary or compliance with the terms of any Loan Document, or such consolidating financial statements, or such financial statements showing the results of operations of any Unrestricted Subsidiary, as in each case the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

                  SECTION 6.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender written notice of the following promptly after any Responsible Officer of Global obtains actual knowledge thereof:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against UCAR, Global, the Borrower or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development specific to UCAR, Global, the Borrower or any Subsidiary that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 6.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of UCAR, Global, the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of Global signed by one of its Financial Officers setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any such Responsible Officer learns of receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of Global signed by one of its Financial Officers setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly after any such Responsible Officer learns thereof and in any event within 30 days after receipt thereof by UCAR, Global, the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by UCAR, Global, the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA; PROVIDED that in the case of each of clauses (i) through (iv) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through
(iv) above, could reasonably be expected to result in liability of UCAR, Global, the Borrower or any Subsidiary in an aggregate amount exceeding $7,500,000.

                  SECTION 6.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of UCAR, Global, the Borrower or any Subsidiary at reasonable times, upon reasonable prior notice to UCAR, and as often as reasonably requested, and to make extracts from and copies of such financial records, and to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

                  SECTION 6.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

                  SECTION 6.09. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its and their respective operations and Properties; obtain and renew all Environmental Permits necessary for its and their respective operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except, in each case with respect to this Section 6.09, to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.10. PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach, or facts that constitute a breach, of
Section 4.17 or 6.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to Lenders within 90 days after such request, at the expense of Global, an environmental site assessment report for the Properties which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action required under any applicable Environmental Law in connection with such Properties.

                  SECTION 6.11. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law or that the Collateral Agent may reasonably request, (a) in order to effectuate the transactions contemplated by the Loan Documents, (b) in order to cause the Collateral and Guarantee Requirement to be satisfied at all times and (c) in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.02) of the security interests created or intended to be created by the Security Documents. All such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and UCAR, Global, the Borrower and the Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Collateral Agent or the Required Lenders shall reasonably request to evidence compliance with this Section 6.11. UCAR, Global and the Borrower agree to provide, and to cause each Subsidiary to provide, such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                  SECTION 6.12. SIGNIFICANT SUBSIDIARIES. Cause Significant Subsidiaries at all times to (a) account for 85% or more of the consolidated assets of Global and (b) have accounted for 85% or more of EBITDA for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination, after giving effect to the designation of any Significant Subsidiary on any date as of which compliance with this Section 6.12 is being determined.

                  SECTION 6.13. CERTAIN ACCOUNTING MATTERS. (a) In the case of each of UCAR, Global, the Borrower and the Subsidiaries, cause its respective fiscal year to end on December 31.

                  (b) Cause its independent public accountants to be KPMG LLP or any other independent public accountant of recognized national standing reasonably acceptable to the Administrative Agent.

                  SECTION 6.14. DIVIDENDS. In the case of Global, permit its Subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations, subject to restrictions permitted by
Section 7.09(c) and to prohibitions imposed by applicable requirements of law.

                  SECTION 6.15. INTEREST/EXCHANGE RATE PROTECTION AGREEMENTS. Maintain in effect one or more Interest/Exchange Rate Protection Agreements with any of the Lenders or other financial institutions reasonably satisfactory to the Administrative Agent, the effect of which shall be to limit the interest payable in connection with 40% of the aggregate principal amount of the Term Borrowings projected in good faith to be outstanding at all times to a maximum rate and on terms and conditions comparable to those set forth in the Interest/Exchange Rate Protection Agreements in effect on the Effective Date or otherwise reasonably acceptable, taking into account current market conditions, to the Administrative Agent, and deliver evidence of the execution and delivery thereof to the Administrative Agent.

                  SECTION 6.16. CORPORATE SEPARATENESS. Cause the management, business and affairs of each of the Unrestricted Subsidiaries to be conducted in such a manner that each Unrestricted Subsidiary will be perceived as a legal entity separate and distinct from UCAR, Global, the Borrower and the Subsidiaries.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  Each of UCAR, Global and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, none of UCAR, Global and the Borrower will, or will cause or permit any of the Subsidiaries to:

                  SECTION 7.01. INDEBTEDNESS; CERTAIN EQUITY SECURITIES. (a) In the case of the Borrower and the Subsidiaries, incur, create, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness existing on the Effective Date and set forth in Schedule 7.01, and (other than in the case of intercompany Indebtedness among UCAR, Global and other Loan Parties) extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (ii) Indebtedness created under the Loan Documents (including the Intercompany Notes);

                  (iii) Indebtedness pursuant to Interest/Exchange Rate Protection Agreements entered into in order to fix the effective rate of interest, or to hedge against currency fluctuations, on the Loans and other Indebtedness or to hedge against currency fluctuations with respect to purchases and sales of goods in the ordinary course; PROVIDED, in each case, that such transactions shall be entered into to limit risks arising in the business of the Borrower and the Subsidiaries and not for the purpose of speculation;

                  (iv) Indebtedness of any Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

                  (v) Indebtedness of Global, the Borrower or any Subsidiary to any Subsidiary, the Borrower or Global, PROVIDED that (A) Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or to any Subsidiary Loan Party shall be subject to Section 7.04(j) (other than loans made to UCAR's Canadian subsidiary in amounts in the aggregate not in excess of the remaining reserve for plant closure costs established on UCAR's accounts and reflected on its audited December 31, 1998 financial statements) and shall be evidenced by promissory notes that are pledged under the Domestic Pledge Agreement and (B) Indebtedness of Global, the Borrower or any Subsidiary Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms satisfactory to the Administrative Agent;

                  (vi) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of another Subsidiary in connection with the permitted merger of such other Subsidiary with or into such Subsidiary or the permitted purchase of all or substantially all the assets of such other Subsidiary;

                  (vii) Indebtedness of any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                  (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within five Business Days of its incurrence;

                  (ix) Indebtedness of a Subsidiary acquired after the date hereof (or of a special purpose subsidiary formed after the date hereof to acquire the assets and assume the Indebtedness of a business unit) and Indebtedness of a person merged or consolidated with or into a Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, formation, merger, consolidation or conversion into a Subsidiary and is not created in contemplation of such event and where such acquisition, formation, merger or consolidation is permitted by this Agreement, PROVIDED that the aggregate principal amount of Indebtedness under this paragraph
         (ix) shall not exceed $25,000,000 for all Subsidiaries at any time outstanding;

                  (x) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by any Subsidiary prior to or within 270 days after a Capital Expenditure permitted under Section
         7.10 in order to finance such Capital Expenditure, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (xi) Capital Lease Obligations incurred by any Subsidiary in respect of any Sale and Leaseback Transaction that is permitted under
         Section 7.03;

                  (xii) other Indebtedness of the Subsidiaries in an aggregate principal amount at any time outstanding that, when taken together at the time of the incurrence, creation or assumption of such Indebtedness with the sum of the aggregate Litigation Payments made after the Effective Date in excess of the Litigation Reserves in effect on September 30, 1999 (less the amount of charges against such Litigation Reserves prior to the Effective Date), plus the aggregate amount of additional Litigation Reserves in respect of the Litigation Liabilities created after September 30, 1999, is not in excess of $130,000,000, PROVIDED that (A) no more than $20,000,000 of such Indebtedness may be secured, (B) no more than $15,000,000 of such Indebtedness may be Indebtedness of Subsidiaries that are not Loan Parties and (C) for purposes of determining compliance herewith, the aggregate principal amount of Indebtedness of Brazil and its Subsidiaries at any time shall be deemed reduced by the aggregate amount of Permitted Investments held at such time by Brazil and its Subsidiaries for the purpose of hedging such Indebtedness; and

                  (xiii) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (i) through
         (xii) above.

         (b) In the case of UCAR and Global, incur, create, assume or permit to exist any Indebtedness other than Indebtedness existing on the Effective Date and set forth on Schedule 7.01, Indebtedness created under the Loan Documents, Indebtedness permitted by Section 7.01(a)(v) and Indebtedness of UCAR consisting of contingent liabilities or Indebtedness of the type referred to in the proviso contained in the definition of "Unrestricted Subsidiary." In addition, UCAR may elect to receive any Restricted Payment permitted to be made to it under Section
7.06 by incurring intercompany Indebtedness to Global.

         (c) Incur, create, assume or permit to exist any preferred Capital Stock, unless the Net Proceeds thereof are applied in accordance with Section 2.10(c).

                  SECTION 7.02. LIENS; SALES OF CERTAIN ASSETS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, or sell or transfer income or revenues (including any accounts receivable) or any right in respect thereof, except:

                  (a) Liens on property or assets of UCAR, Global and the Subsidiaries existing on the Effective Date and set forth in Schedule 7.02; PROVIDED that such Liens shall secure only those obligations which they secure on the Effective Date (and extensions, renewals and refinancings of such obligations permitted by Section 7.01(a)(i)) and shall not subsequently apply to any other property or assets of UCAR, Global, the Borrower or any Subsidiary (other than investments in Unrestricted Subsidiaries);

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien existing on any property or asset of any Subsidiary prior to the acquisition thereof by such Subsidiary;

         PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or asset of UCAR, Global, the Borrower or any Subsidiary;

                  (d) any Lien on any property or asset of a Subsidiary securing Indebtedness permitted by Section 7.01(a)(ix); PROVIDED that such Lien does not apply to any other property or assets of UCAR, Global, the Borrower or any Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset (other than after acquired property of such Subsidiary subjected to a Lien securing Indebtedness incurred prior to such date and permitted hereunder which contains a requirement for the pledging of after acquired property);

                  (e) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $1,000,000 in the aggregate, or which are being contested in compliance with Section
         6.03 or for property taxes on property that UCAR, Global, the Borrower or the affected Subsidiary has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

                  (f) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not yet due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, UCAR, Global, the Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (g) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other worker's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

                  (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or in connection with an appeal of litigation disclosed on
         Schedule 4.09;

                  (i) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of UCAR, Global, the Borrower or any of the Subsidiaries;

                  (j) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); PROVIDED that (i) such security interests secure Indebtedness or Sale and Lease-Back Transactions permitted by Section 7.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost (including capitalized interest on construction financing) of such real property, improvements or equipment at the time of such acquisition (or construction), (iv) such expenditures are permitted by this Agreement and (v) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

                  (k) Liens securing reimbursement obligations in respect of trade-related letters of credit permitted under Section 7.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

                  (l) Liens arising out of capitalized or operating lease transactions permitted under Section 7.03, so long as such Liens (i) attach only to the property sold in such transaction and any accessions thereto and (ii) do not interfere with the business of UCAR, Global, the Borrower or any Subsidiary in any material respect;

                  (m) Liens consisting of interests of lessors under capital leases permitted by Section 7.01;

                  (n) Liens securing judgments for the payment of money in an aggregate amount not in excess of $7,500,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed, and Liens securing payment of EU antitrust fines, to the extent payment of such fines are deferred pursuant to an agreement with an EU authority or relevant court;

                  (o) any Lien arising by operation of law pursuant to Section 107(1) of CERCLA or pursuant to analogous state or foreign law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in Section 6.03(a), or on property that a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, PROVIDED that the liability of UCAR, Global, the Borrower and the Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of Global (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $7,500,000;

                  (p) any leases or subleases to other persons of properties or assets owned or leased by a Subsidiary;

                  (q) Liens which are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of Global, the Borrower and/or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Global, the Borrower and the Subsidiaries;

                  (r) other Liens with respect to property or assets not constituting collateral for the Obligations with an aggregate fair market value of not more than $20,000,000 at any time;

                  (s) any Lien arising as a result of a transaction permitted under Section 7.05(h) or (i) or under Section 7.13;

                  (t) the sale of accounts receivable in connection with collection in the ordinary course of business and Liens which might arise as a result of the sale or other disposition of accounts receivable pursuant to Section 7.05(h); and

                  (u) the replacement, extension or renewal of any Lien permitted by clause (c), (d) or (j) above; PROVIDED that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and PROVIDED FURTHER that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement.

Notwithstanding the foregoing, none of UCAR, Global and the Borrower will create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any income or revenues (including any account receivable) or any right in respect thereof, except any Lien created under the Loan Documents and involuntary Liens of the type described in paragraphs (a), (e), (n), (o), (q) or (s) above and Liens on any property or assets of an Unrestricted Subsidiary.

                  SECTION 7.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASE-BACK TRANSACTION"), other than any Sale and Lease-Back Transaction which involves a sale by a Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arm's-length transaction and which (a) results in a Capital Lease Obligation or an operating lease, in either case entered into to finance a Capital Expenditure permitted by Section 7.10 consisting of the initial acquisition by such Subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction, PROVIDED that such Sale and Lease-Back Transaction occurs within 270 days after such acquisition or (b) results in a Capital Lease Obligation or an operating lease entered into for any other purpose.

                  SECTION 7.04. INVESTMENTS, LOANS, ADVANCES AND ACQUISITIONS. Purchase, hold or acquire any Capital Stock, evidences of Indebtedness or other securities of (including any option, warrant or other right to acquire any of the foregoing), make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other person constituting a business unit, except:

                  (a) investments (i) existing on the Effective Date in the capital stock of the Subsidiaries; (ii) by UCAR in the capital stock of Global and the Borrower; (iii) by Global or any Subsidiary in any Loan Party (so long as such person shall remain a Loan Party after giving effect to such investment); and (iv) by any Subsidiary that is not a Loan Party in any Wholly Owned Subsidiary that is not a Loan Party (so long as such Subsidiary shall remain a Wholly Owned Subsidiary after giving effect to such investment);

                  (b) Permitted Investments and investments that were Permitted Investments when made;

                  (c) investments arising out of the receipt by Global or any Subsidiary of noncash consideration for the sale of assets permitted under Section 7.05 provided that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Pledge Agreements to the extent required thereby;

                  (d) the Intercompany Loans and intercompany loans to Global, the Borrower or Subsidiary Loan Parties that comply with Section 7.01;

                  (e) (i) loans and advances to employees of UCAR, Global, the Borrower or the Subsidiaries not to exceed $6,000,000 in the aggregate at any time outstanding (excluding up to $1,000,000 in loans existing on the Effective Date to former employees) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

                  (f) (i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of UCAR, Global and the Subsidiaries;

                  (g) Interest/Exchange Rate Protection Agreements permitted pursuant to Section 7.01(a)(iii);

                  (h) investments, other than investments listed in paragraphs
         (a) through (g) of this Section, existing on the Effective Date and set forth on Schedule 7.04;

                  (i) investments resulting from pledges and deposits referred to in Section 7.02(g) or (h); and

                  (j) (i) investments constituting Permitted Acquisitions made with Available Disposition Proceeds and (ii) investments constituting Permitted Subsidiary Investments or investments in Unrestricted Subsidiaries made after the Effective Date (A) with Equity Proceeds or
         (B) in respect of which the aggregate amount of consideration (whether cash or property, as valued at the time each such investment is made) does not exceed (net of any return representing return of capital of (but not return on) any such investment) at any time the amount set forth on Schedule A for the Leverage Ratio that is in effect at such time (it being agreed that any such investment permitted when made shall not cease to be permitted as a result of the applicable Leverage Ratio subsequently changing), PROVIDED that (x) the aggregate amount of the consideration (whether cash or property, as valued at the time each such investment is made) for all investments made in Unrestricted Subsidiaries (other than investments made therein with Equity Proceeds after the Effective Date) shall not exceed (net of return of capital of (but not return on) any such investment) $50,000,000 at any time (it being understood that investments referred to in clause (E) of the definition of "Unrestricted Subsidiary" shall not be included in determining compliance with such limitation and that no investment shall be deemed made solely as a result of the transfer of ownership of the Capital Stock of UCAR Graph-Tech Inc. to UCAR), and (A) no more than $15,000,000 of such amount at any time may be invested in UCAR

         Graph-Tech Inc. and (B) no more than $25,000,000 of such amount at any time may be invested in Unrestricted Subsidiaries not engaged primarily in Related Businesses, and (y) the aggregate amount of the consideration (whether cash or property, as valued at the time each such investment is made) for all Permitted Subsidiary Investments made in persons in which at the time of determination Global owns, directly or indirectly, less than 90% of the outstanding Capital Stock (other than investments made therein with Equity Proceeds) after the Effective Date shall not exceed (net of return of capital of (but not return on) any such investment) $125,000,000 at any time, of which no more than $30,000,000 at any time may be invested in persons that are not Subsidiaries.

Notwithstanding the foregoing, under no circumstances shall any Foreign Subsidiary own any of the Capital Stock of any Domestic Subsidiary.

                  SECTION 7.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), other than assets of UCAR constituting an Unrestricted Subsidiary, or any Capital Stock of Global, the Borrower or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

                  (a) the purchase and sale of inventory in the ordinary course of business by any Subsidiary or the acquisition of any asset of any person in the ordinary course of business or any purchase or sale of Permitted Investments in the ordinary course of business;

                  (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, the merger of any Subsidiary into or with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary (which shall be a domestic Subsidiary if the non-surviving person shall be a Domestic Subsidiary and a Guarantor if the non-surviving person shall be a Guarantor), and no person other than Global or a Wholly Owned Subsidiary receives any consideration;

                 (c) Sale and Lease-Back Transactions permitted by Section 7.03;

                 (d) investments permitted by Section 7.04;

                 (e) subject to Section 7.07, sales, leases or transfers (i) from Global or any Subsidiary to Global or to a domestic Wholly Owned Subsidiary, (ii) from any Foreign Subsidiary to any Foreign Wholly Owned Subsidiary or to Global; (iii) constituting Permitted Subsidiary Transfers; or (iv) constituting Permitted Subsidiary Investments (subject to the limitations set forth in Section 7.04(j));

                 (f) sales, leases or other dispositions of equipment or real property of the Subsidiaries determined by the Board of Directors or senior management of Global to be no longer useful or necessary in the operation of the business of Global and the Subsidiaries; PROVIDED that
         (x) the Net Proceeds thereof shall be applied in accordance with
         Section 2.10(c) and (y) the fair market value of assets sold, leased or otherwise disposed of in any one year shall not exceed $4,000,000 in the aggregate;

                  (g) sales, leases or other dispositions of inventory of the Subsidiaries determined by the Board of Directors or senior management of Global to be no longer useful or necessary in the operation of the business of Global and the Subsidiaries; PROVIDED that the Net Proceeds thereof shall be applied in accordance with Section 2.10(c);

                  (h) sales or other dispositions of accounts receivable of Subsidiaries in connection with factoring arrangements so long as the aggregate face amount at any time outstanding of receivables subject to such arrangements does not exceed (i) $70,000,000 in the aggregate or
         (ii) $10,000,000 for receivables of Domestic Subsidiaries;

                  (i) sales or other dispositions by Global or any Subsidiary of assets (other than receivables, except to the extent disposed of incidentally in connection with an asset disposition otherwise permitted hereby), including Capital Stock of Subsidiaries, for consideration in an aggregate amount not exceeding $300,000,000; PROVIDED that (i) each such disposition shall be for a consideration determined in good faith by the Board of Directors or senior management of Global to be at least equal to the fair market value (if any) of the asset sold; (ii) the aggregate amount of all noncash consideration included in the proceeds of any such disposition may not exceed 25% of the fair market value of such proceeds, PROVIDED HOWEVER, that obligations of the type referred to in paragraphs (a) or (e) of the definition of "Permitted Investments" shall be deemed not to be noncash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale; (iii) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such disposition; and (iv) no such disposition shall be made unless UCAR shall be in compliance, on a pro forma basis of the giving effect to such disposition, with the covenants contained in Sections 7.11 and
         7.12 recomputed as at the last day of the most recently ended fiscal quarter of UCAR for which financial statements have been delivered under Section 5.04(a) or (b) as if such disposition had taken place on the first day of each relevant period for testing such compliance, and, in the case of any such disposition for consideration in excess of $50,000,000, Global shall have delivered to the Administrative Agent a certificate of Global signed by a Responsible Officer of Global to such effect. Notwithstanding any other provision herein, no Mortgaged Property (other than the Mortgaged Property a portion of which is currently leased to UCAR Graph-Tech Inc.) may be sold, transferred, leased or otherwise disposed of at any time unless the Net Proceeds thereof shall be applied immediately to the prepayment of Obligations in accordance with Section 2.10(c) or within 10 Business Days to the acquisition of property having a value equivalent to or greater than the value of such Mortgaged Property and such newly acquired property is thereupon either made a Mortgaged Property subject to a Mortgage on terms reasonably satisfactory to the Collateral Agent or constitutes an addition to a Mortgaged Property and is subject to the Mortgage on such Mortgaged Property (or, if not so applied within 10 Business Days, deposited in a cash collateral account with the Collateral Agent on terms satisfactory to the Collateral Agent); and no sale may be made of the Capital Stock of (x) Global, the Borrower, any LC Subsidiary, UCAR Carbon Company Inc. or UCAR Holdings II Inc. or (y) any other Subsidiary, except in connection with the sale of all the outstanding Capital Stock of such Subsidiary that is held by Global or any other Subsidiary. Notwithstanding any other provision herein, subject to
         Section 7.06(f), Global or any Subsidiary may sell or otherwise transfer to UCAR Graph-Tech Inc. the Mortgaged Property a portion of which is currently leased to UCAR Graph-Tech Inc.;

                  (j) the sale or other disposition of (i) facilities owned on the Effective Date in Berlin, Germany and Welland, Canada and (ii) real property and the related closed facilities in Sheffield, England; and

                  (k) the sale or other disposition of all or any part of the Capital Stock of UCAR Graph-Tech Inc., PROVIDED that (i) all the Net Proceeds received by UCAR in respect thereof (which Net Proceeds shall include any repayment of intercompany indebtedness made in connection with such sale or disposition) shall be applied immediately to the prepayment of Obligations in accordance with Section 2.10(c) and (ii) in the case of a spin off of such Capital Stock to the shareholders of UCAR, all intercompany Indebtedness owed to UCAR shall have been repaid in full and the amount of such repayment shall be deemed to be Net Proceeds and shall be applied immediately to the prepayment of Obligations in accordance with Section 2.10(c) (and not reinvested).

                  SECTION 7.06. DIVIDENDS AND DISTRIBUTIONS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

                  (a) any Subsidiary may make any Restricted Payments to Global or to any Wholly Owned Subsidiary Loan Party (or, in the case of non-Wholly Owned Subsidiaries, to Global or any Subsidiary and to each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of Global or such Subsidiary) based on their relative ownership interests);

                  (b) Global may make any Restricted Payments to UCAR in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses and any fees and expenses associated with registration statements filed with the Securities and Exchange Commission and ongoing public reporting requirements, in each case to the extent actually incurred by UCAR in connection with the business of maintaining its status as a public company or its ownership of the Capital Stock of Global, the Borrower and the Unrestricted Subsidiaries;

                  (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, UCAR, Global and the Subsidiaries may make other Restricted Payments so long as, after giving effect thereto, the aggregate amount of Restricted Payments made under this paragraph (c) in any fiscal year shall not exceed the sum of
         (i) $25,000,000 and (ii) the lesser of (A) the portion of Excess Cash Flow for the immediately preceding year that is not required to be applied to prepay Loans and (B) (x) $10,000,000, if the Leverage Ratio as of the last day of the most recent fiscal quarter of UCAR for which financial statements have been delivered under Section 6.04(a) or (b) is greater than or equal to 2.50 to 1.00, or (y) $25,000,000, if such Leverage Ratio is less than 2.50 to 1.00;

                  (d) UCAR or Global may make Restricted Payments to purchase or redeem shares of Capital Stock (or rights, options or warrants in respect of such shares) of UCAR (including related stock appreciation rights or similar securities) held by present or former directors, officers or employees of UCAR, Global or any Subsidiary or by any Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; PROVIDED that the aggregate amount of such purchases or redemptions (or dividends or distributions to UCAR) under this paragraph (d) shall not exceed $5,000,000 per calendar year which, if not used in any year, may be carried forward to any subsequent calendar year; PROVIDED, HOWEVER, that the aggregate amount of such purchases or redemptions (or dividends or distributions to UCAR) that may be made pursuant to this paragraph (d) shall not exceed $25,000,000;

                  (e) Global may otherwise make Restricted Payments to UCAR in order to fund Litigation Payments; PROVIDED that the amount of Restricted Payments made under this paragraph (e) plus the amount of payments in respect of intercompany Indebtedness owed to UCAR made pursuant to Section 7.09(a) to fund Litigation Payments, shall not at any time exceed the Litigation Reserves in effect on September 30, 1999 (less the amount of charges against such Litigation Reserves prior to the Effective Date), and the amount available for additional Litigation Liabilities at such time under Section 7.01(a)(xii) (calculated in the manner described in Section 4.24);

                  (f) Global may otherwise make Restricted Payments to UCAR in an aggregate amount not to exceed $15,000,000 for the sole and exclusive purpose of making investments in UCAR Graph-Tech Inc., PROVIDED that each such investment shall be made in the form of intercompany Indebtedness evidenced by promissory notes in form satisfactory to the Collateral Agent that are pledged under the Domestic Pledge Agreement; and

                  (g) the Capital Stock of UCAR Graph-Tech Inc. may initially be distributed (and UCAR shall diligently act to effect such distribution) to UCAR, and may subsequently be distributed, subject to Section 7.05(k), to the stockholders of UCAR.

                  SECTION 7.07. TRANSACTIONS WITH AFFILIATES. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of UCAR, unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon terms no less favorable to UCAR, Global, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a person which was not an Affiliate, PROVIDED that the foregoing restriction shall not apply to the indemnification of directors of UCAR, Global, the Borrower and the Subsidiaries in accordance with customary practice.

                  (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements or stock option, ownership or purchase plans approved by the Board of Directors of UCAR, (ii) loans or advances to employees of UCAR, Global, the Borrower or any Subsidiary in accordance with Section 7.04(e), (iii) transactions among UCAR, Global, the Borrower and Wholly Owned Subsidiaries and transactions among Wholly Owned Subsidiaries otherwise permitted by this Agreement, (iv) Permitted Subsidiary Transfers, (v) the payment of fees and indemnities to directors, officers and employees of UCAR, Global, the Borrower and the Subsidiaries in the ordinary course of business, (vi) transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 7.07, (vii) payments pursuant to the Tax Sharing Agreement, (viii) any employment agreements entered into by UCAR, Global or any of the Subsidiaries in the ordinary course of business and any payments, awards or grants pursuant thereto, (ix) dividends and repurchases permitted under Section 7.06, and (x) any purchase by UCAR of Capital Stock of Global or the Borrower or any contribution by UCAR to the equity capital of Global or the Borrower.

                  SECTION 7.08. BUSINESS OF UCAR, THE BORROWER AND THE SUBSIDIARIES. (a) In the case of Global and the Subsidiaries (taken as a whole), cease to engage primarily in the business of manufacturing graphite and carbon electrodes; (b) in the case of UCAR, engage at any time in any business or business activity other than (i) the ownership of all the outstanding Capital Stock of Global and the Borrower together with activities directly related thereto, (ii) the ownership of Unrestricted Subsidiaries together with activities directly related thereto, (iii) performance of its obligations under the Loan Documents, under intercompany Indebtedness and under Indebtedness incurred in accordance with Section 7.01(b) and (iv) actions required by law to maintain its status as a corporation and as a public company, and (c) in the case of the Borrower, own any Capital Stock of any person or engage at any time in any business activity other than (i) performance of its obligations under the Loan Documents, (ii) ownership of the Intercompany Notes and (iii) activities required by law to maintain its status as a corporation.

                  SECTION 7.09. INDEBTEDNESS AND OTHER MATERIAL AGREEMENTS. (a) Directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of intercompany Indebtedness owed to UCAR or directly or indirectly prepay or defease any such Indebtedness, except that Global may make payments in respect of intercompany Indebtedness owed to UCAR in order to fund Litigation Payments; PROVIDED that the amount of payments that may be made to UCAR pursuant to this sentence, plus the amount of Restricted Payments made to UCAR pursuant to Section 7.06(e), shall not exceed the amount set forth in Section 7.06(e).

                  (b) Amend or modify in any manner adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be adverse to the Lenders), the certificate of incorporation or by-laws of Global, the Borrower or any Subsidiary.

                  (c) Permit Global or any Subsidiary to enter into any agreement or instrument which by its terms restricts the payment of dividends or the making of cash advances by Global or such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary other than those in effect on the Effective Date and set forth on Schedule 7.09 (or replacements of such agreements on terms no less favorable to the Lenders), and those arising under any Loan Document.

                  SECTION 7.10. CAPITAL EXPENDITURES. Permit the aggregate amount of Capital Expenditures made by the Subsidiaries (other than to the extent funded with Available Disposition Proceeds) in any fiscal year to exceed the aggregate amount set forth below:

YEAR                          AMOUNT

2000                      $80,000,000
2001                        80,000,000
2002                        80,000,000
2003                        80,000,000
2004                        80,000,000
2005                        80,000,000
2006                        81,000,000
2007                        84,000,000

PROVIDED, HOWEVER, that (a) Global may in any fiscal year, upon written notice to the Administrative Agent, increase the amount of Capital Expenditures permitted to be made pursuant to this Section by an amount up to $10,000,000 by reducing the amount of Capital Expenditures permitted to be made pursuant to this Section in the next succeeding fiscal year by the amount of such increase, and (b) to the extent that Capital Expenditures made in any fiscal year were less than the amount set forth above for such fiscal year less any reduction made for such fiscal year pursuant to clause (a), such unused amount may be carried forward to the next succeeding fiscal year; PROVIDED that not more that $20,000,000 may be carried forward from any fiscal year.

                  SECTION 7.11. INTEREST COVERAGE RATIO. Permit the ratio (the "INTEREST COVERAGE RATIO") for any four fiscal quarter period ended during any period set forth below of (a) EBITDA of UCAR, Global, the Borrower and the Subsidiaries to (b) Cash Interest Expense to be less than the ratio set forth below for such period:

----------------------- ---------------------------------- ---------------------
 From and Including:            To and Including:                 Ratio:
----------------------- ---------------------------------- ---------------------
    Effective Date             September 30, 2000               2.50 : 1.00
----------------------- ---------------------------------- ---------------------
   October 1, 2000             September 30, 2001               2.50 : 1.00
----------------------- ---------------------------------- ---------------------
   October 1, 2001             September 30, 2002               2.75 : 1.00
----------------------- ---------------------------------- ---------------------
   October 1, 2002             September 30, 2003               3.00 : 1.00
----------------------- ---------------------------------- ---------------------
   October 1, 2003             September 30, 2004               3.25 : 1.00
----------------------- ---------------------------------- ---------------------
   October 1, 2004             September 30, 2005               3.50 : 1.00
----------------------- ---------------------------------- ---------------------
   October 1, 2005             September 30, 2006               3.50 : 1.00
----------------------- ---------------------------------- ---------------------
   October 1, 2006             September 30, 2007               3.50 : 1.00
----------------------- ---------------------------------- ---------------------
   October 1, 2007           Tranche B Maturity Date            3.50 : 1.00
----------------------- ---------------------------------- ---------------------


                  SECTION 7.12. LEVERAGE RATIO. Permit the ratio (the "LEVERAGE RATIO") of (a) Net Debt as of the last day of any fiscal quarter, which last day occurs in any period set forth below, to (b) EBITDA for the four quarter period ended as of such day to be in excess of the ratio set forth below for such period:

------------------------- ---------------------------------- -------------------
   From and Including:            To and Including:                 Ratio:
------------------------- ---------------------------------- -------------------
      Effective Date             September 30, 2000               4.25 : 1.00
------------------------- ---------------------------------- -------------------
     October 1, 2000             September 30, 2001               4.00 : 1.00
------------------------- ---------------------------------- -------------------
     October 1, 2001             September 30, 2002               4.00 : 1.00
------------------------- ---------------------------------- -------------------
     October 1, 2002             September 30, 2003               3.75 : 1.00
------------------------- ---------------------------------- -------------------
     October 1, 2003             September 30, 2004               3.75 : 1.00
------------------------- ---------------------------------- -------------------
     October 1, 2004             September 30, 2005               3.50 : 1.00
------------------------- ---------------------------------- -------------------
     October 1, 2005             September 30, 2006               3.50 : 1.00
------------------------- ---------------------------------- -------------------
     October 1, 2006             September 30, 2007               3.50 : 1.00
------------------------- ---------------------------------- -------------------
     October 1, 2007           Tranche B Maturity Date            3.50 : 1.00
------------------------- ---------------------------------- -------------------

                  SECTION 7.13. CAPITAL STOCK OF THE SUBSIDIARIES. Sell, transfer, lease or otherwise dispose of, or make subject to any subscription, option, warrant, call, right or other agreement or commitment of any nature, the Capital Stock of any Subsidiary, other than (a) pursuant to the Loan Documents or pursuant to a transaction permitted pursuant to Section 7.05 and subject to
Section 2.10(c), (b) sales, transfers and other dispositions of the Capital Stock of UCAR Graph-Tech Inc. as contemplated by Section 7.05(k), (c) in connection with transactions of the type described in Section 7.07(b)(i) and (d) directors' qualifying shares.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

                  If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (a) the Borrower or any LC Subsidiary shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower or any LC Subsidiary shall fail to pay any interest on any Loan or any reimbursement obligation in respect of any LC Disbursement, any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of UCAR, Global, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) UCAR, Global or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article III, in Section 6.01 (with respect to the existence of UCAR, Global or the Borrower), 6.05 or 6.08 or in Article VII;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders);

                  (f) UCAR, Global, the Borrower, any LC Subsidiary, any Intercompany Borrower or any Significant Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness (other than Indebtedness under any Loan Document) having an aggregate principal or notional amount in excess of $7,500,000 (such Indebtedness of any such person being called, "MATERIAL INDEBTEDNESS"), when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of a voluntary sale or transfer of the property or assets securing such Indebtedness that is permitted under the Loan Documents;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in or with a court or other Governmental Authority of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of UCAR, Global, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or
         (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for UCAR, Global, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) UCAR, Global, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for UCAR, Global, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) UCAR, Global, the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to pay such judgment or judgments) shall be rendered against UCAR, Global, the Borrower, any LC Subsidiary, any Intercompany Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of UCAR, Global, the Borrower, any LC Subsidiary, any Intercompany Borrower or any Significant Subsidiary to enforce any such judgment;

                  (l) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan, (ii) a trustee shall be appointed by a United States district court to administer any Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan, (iv) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (v) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (vi) the Borrower or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or Subsidiary not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, or any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document; or

                  (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                                   THE AGENTS

                  Each of the Lenders and the Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Any bank serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with UCAR, Global, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to UCAR, Global, the Borrower or any of the Subsidiaries that is communicated to or obtained by any bank serving as Agent or any of its Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of their own gross negligence or wilful misconduct. The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by UCAR, Global, the Borrower or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agents.

                  The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

                  The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by them. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor to an Agent as provided in this paragraph, such Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation, then the resigning Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a predecessor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such resigning Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                    ARTICLE X

                                 MISCELLANEOUS

                  SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to UCAR, Global or the Borrower, to it at [3102 West End Avenue, Suite 1100, Nashville, TN 37203, Attention of President (Telecopy No. (615) 760-7651);

                  (b) if to the Administrative Agent, to Morgan Guaranty Trust Company of New York, c/o J. P. Morgan Services, Inc., Morgan Christiana Center, 500 Stanton Christiana Road, Newark, DE 19713-2107, Attention of Andrew Lipsett (Telecopy No. (302) 634-4061);

                  (c) if to the Swingline Lender, to it at Morgan Guaranty Trust Company of New York, c/o J. P. Morgan Services, Inc., Morgan Christiana Center, 500 Stanton Christiana Road, Newark, DE 19713-2107, Attention of Andrew Lipsett (Telecopy No. (302) 634-4061);

                  (d) if to the Issuing Bank, to it at Morgan Guaranty Trust Company of New York, c/o J. P. Morgan Services, Inc., Morgan Christiana Center, 500 Stanton Christiana Road, Newark, DE 19713-2107, Attention of Andrew Lipsett (Telecopy No. (302) 634-4061); and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                           SECTION 10.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                           (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by UCAR, Global, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case (other than in the case of any Security Document relating solely to the Obligations or Intercompany Borrower Obligations of a Foreign Subsidiary) with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
         (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or
         (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "REQUIRED LENDERS" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release UCAR, Global or any Subsidiary Loan Party from its Guarantee under any Guarantee Agreement (except as expressly provided in such Guarantee Agreement or in this Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due of Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (ix) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.10 without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans; PROVIDED FURTHER that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders and Tranche B Lenders), the Tranche A Lenders (but not the Revolving Lenders and Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders and Tranche A Lenders) may be effected by an agreement or agreements in writing entered into by UCAR, Global, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by UCAR, Global, the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and
         (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

                           SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER.
         (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                           (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing persons (each such person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, Letter of Credit, Intercompany Loan or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by UCAR, Global, the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to Global, the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                           (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

                           (d) To the extent permitted by applicable law, neither UCAR, Global nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Intercompany Loan or Letter of Credit or the use of the proceeds thereof.

                           (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

                           SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that none of UCAR, Global and the Borrower may assign or otherwise transfer any of its rights or obligations hereunder (or under any Guarantee Agreement) without the prior written consent of each Lender (and any attempted assignment or transfer by any of them without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                           (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED in connection with each such assignment other than assignments effected under the Second Closing Assignment that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than EUR2,500,000, or $2,500,000, as applicable, or in the case of an assignment of Tranche B Loans, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause
         (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (or in the case of an assignment relating solely to Tranche B Loans, $2,500), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                           (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Delaware a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and UCAR, Global, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                           (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                           (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that
         (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) UCAR, Global, the Borrower, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

                           (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                           (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                           SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                           SECTION 10.06. COUNTERPARTS; INTEGRATION;
         EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                           SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                           SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of the Borrower and the LC Subsidiaries now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                           SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                           (b) Each of UCAR, Global and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against UCAR, Global, the Borrower or its properties in the courts of any jurisdiction.

                           (c) Each of UCAR, Global and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                           (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
         10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                           SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                           SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                           SECTION 10.12. CONFIDENTIALITY. Each of the
         Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement,
         (g) with the consent of any Loan Party or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than UCAR, Global or the Borrower. For the purposes of this Section, "INFORMATION" means all information received from UCAR, Global or the Borrower relating to UCAR, Global or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by UCAR, Global or the Borrower; PROVIDED that, in the case of information received from UCAR, Global or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

                           SECTION 10.13. INTEREST RATE LIMITATION.
         Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                           SECTION 10.14. RELEASE OF LIENS AND GUARANTEES. In the event that any Loan Party or other Subsidiary disposes of any asset in a transaction not prohibited by Section 7.05, the Agents are hereby directed and authorized to take such action and execute such documents as the Borrower may reasonably request, at the Borrower's sole expense, to release any Lien on such asset created by any Loan Document and, if the asset disposed of is all the Capital Stock of any Guarantor that is owned by the Loan Parties and the Subsidiaries, to release any Guarantee of such Guarantor under any Guarantee Agreement. Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, assets, property or Subsidiary shall no longer be deemed to be made once such Capital Stock, assets or property is disposed of as described above. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations have been paid in full and all Letters of Credit and Commitments have been terminated or have expired.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                           UCAR INTERNATIONAL INC.,

                                              by

                                                /S/ NANCY M. FALLS
                                                --------------------------------
                                                Name: Nancy M. Falls
                                                Title: Treasurer

                                            UCAR GLOBAL ENTERPRISES INC.,

                                               by

                                                /S/ NANCY M. FALLS
                                                --------------------------------
                                                Name: Nancy M. Falls
                                                Title: Treasurer

                                            UCAR FINANCE INC.,

                                               by

                                                /S/ NANCY M. FALLS
                                                --------------------------------
                                                Name: Nancy M. Falls
                                                Title: Treasurer

                                            MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK, individually and
                                            as Administrative Agent, Collateral
                                            Agent, Issuing Bank and Swingline
                                            Lender,

                                               by

                                                /S/ DEBORAH DESANTIS
                                                --------------------------------
                                                Name: Deborah DeSantis
                                                Title: Vice President

                                            THE CHASE MANHATTAN BANK,
                                            individually and as Syndication
                                            Agent,

                                               by

                                              /S/ JAMES H. RAMAGE
                                              ----------------------------------
                                              Name: James H. Ramage
                                              Title: Managing Director

                                            CREDIT SUISSE FIRST BOSTON,
                                            individually and as Syndication
                                            Agent,

                                               by

                                               /S/ JOEL GLODOWSKI
                                               ---------------------------------
                                               Name: Joel Glodowski
                                               Title: Managing Director

                                               by

                                               /S/ KATHLEEN D. O'BRIEN
                                               ---------------------------------
                                               Name: Kathleen D. O'Brien
                                               Title: Director

Witnesses:

1. /S/ CHERYLYN BRANDT                  2. /S/ CHIANN BAO
   ------------------------------       ----------------------------------------
     Name: Cherylyn Brandt              Name: Chiann Bao
     Identity Card No.:                 Identity Card No.:
     CPF/MF No.:                        CPF/MF No.:

                                                                      SCHEDULE A

------------------------------------- ------------------------------------------


               LEVERAGE RATIO                            AMOUNT

------------------------------------- ------------------------------------------
greater than or equal to 2.75:1.0     $75,000,000
------------------------------------- ------------------------------------------
greater than or equal to  2.5:1.0     $75,000,000
and less than 2.75:1.0
------------------------------------- ------------------------------------------
greater than or equal to  2.0:1.0     $100,000,000
and less than 2.5:1.0
------------------------------------- ------------------------------------------
less than 2.0:1.0                     $125,000,000
------------------------------------- ------------------------------------------


The amount set forth below the caption "Amount" in the table above for any date shall be determined by reference to the Leverage Ratio as of the last day of the fiscal quarter most recently ended as of such date and for the period (the "MEASURED PERIOD") referred to in Section 7.12 for which such last day is the measuring date (and computed as provided in Section 7.12 with respect to each such Measured Period), and any change shall become effective upon the delivery to the Administrative Agent of a certificate of Global signed by a Responsible Officer of Global (which officer's certificate may be delivered prior to delivery of the relevant financial statements) with respect to the financial statements to be delivered pursuant to Section 6.04 for the most recently ended fiscal quarter (a) setting forth in reasonable detail the calculation of the Leverage Ratio for such Measured Period and at the end of such fiscal quarter and (b) stating that the signer has reviewed the terms of this Agreement and the other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of UCAR, Global, the Borrower and the Subsidiaries during such Measured Period, and that the signer does not have knowledge of the existence as at the date of such officer's certificate of any Event of Default or Default. It is understood that such officer's certificate shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to Section 6.04. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the compliance certificate required under Section 6.04(c) with respect to a fiscal quarter following the date the delivery thereof is due, the Leverage Ratio shall be deemed, solely for the purposes of this Schedule A, to be greater than 2.75:1.0, until such time as Global shall deliver such compliance certificate.